CERTAIN INFORMATION IDENTIFIED BY BRACKETED ASTERISKS ([***]) HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. AMENDED AND RESTATED COLLABORATION AND LICENSE AGREEMENT This AMENDED AND RESTATED CLINICAL TRIAL COLLABORATION AND LICENSE AGREEMENT (this “Agreement”), made as of 6 September 2022 (the “Effective Date”), is by and between GlaxoSmithKline Intellectual Property Development Limited a company registered in England and Wales (registered number 08283222) and having business offices at 980 Great West Road, Brentford, Middlesex, TW8 9GS, England (“GSK”) and SpringWorks Therapeutics, Inc., a Delaware corporation, having a place of business at 100 Washington Blvd., 5th Floor, Stamford, CT 06902 (“SpringWorks”). SpringWorks and GSK are each referred to herein individually as a “Party” and collectively as the “Parties”. RECITALS A. WHEREAS, GSK is developing belantamab mafodotin-blmf, a humanized (IgG1) antibody drug conjugate that binds specifically to a B-cell maturation antigen for the treatment of multiple myeloma and other BCMA-expressing malignancies (“Belamaf”); B. WHEREAS, SpringWorks is developing nirogacestat, a gamma secretase inhibitor (GSI) which specifically downregulates NOTCH target gene expression and reduces cleavage of B-cell maturation antigen for the treatment of certain human tumors (“Nirogacestat”); C. WHEREAS, the Parties entered into that certain Clinical Trial Collaboration and Supply Agreement dated 25 June 2019 (the “Original Effective Date”), as amended on 22 October 2021, in relation to a clinical trial testing Belamaf and Nirogacestat as a combination therapy for the treatment of relapsed refractory multiple myeloma (the “Original Agreement”); and D. WHEREAS, the Parties desire to amend and restate the Original Agreement to permit the development and commercialization of the Combination Regimens (as defined below) in the Field (as defined below) on the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the premises and of the following mutual promises, covenants and conditions, the Parties, intending to be legally bound, mutually agree as follows: 1. DEFINITIONS. For all purposes of this Agreement, the capitalized terms defined in this Article 1 and throughout this Agreement shall have the meanings herein specified. 1.1 “Affiliate” means, with respect to either Party, a firm, corporation or other entity which directly or indirectly owns or controls said Party, or is owned or controlled by said Party, or is under common ownership or control with said Party. The word “control” means (a) the direct or indirect ownership of fifty percent (50%) or more of the outstanding voting securities of a legal entity, or (b) possession, directly or indirectly, of the power to direct the management or policies of a legal entity, whether through the ownership of voting securities, contract rights, voting rights, corporate governance or otherwise. 1.2 “Agreement” has the meaning set forth in the preamble.

CONFIDENTIAL Page 2 1.3 “Alliance Manager” has the meaning set forth in Section 6.9. 1.4 “Applicable Law” means all federal, state, local, national and regional statutes, laws, rules, regulations and directives applicable to a particular activity hereunder, including performance of clinical trials, medical treatment and the processing and protection of personal and medical data, that may be in effect from time to time including those promulgated by the United States Food and Drug Administration (“FDA”), the European Medicines Agency (“EMA”) and any successor agency to the FDA or EMA or any agency or authority performing some or all of the functions of the FDA or EMA in any jurisdiction outside the United States or the European Union, and including cGMP and GCP; Data Protection Laws; export control and economic sanctions regulations which prohibit the shipment of United States-origin products and technology to certain restricted countries, entities and individuals; anti-bribery and anti-corruption laws and regulations governing payments to healthcare providers, including the Physician Payment Sunshine Act and state gift laws, and the European Federation of Pharmaceutical Industries and Associations Disclosure Code; and any United States or other country’s or jurisdiction’s successor or replacement statutes, laws, rules, regulations and directives relating to the foregoing. 1.5 “Approved Vendor(s)” has the meaning set forth in Section 9.3. 1.6 “Assignment” has the meaning set forth in Section 4.7. 1.7 “BCMA” means B-cell maturation antigen. 1.8 “Belamaf” has the meaning set forth in the Recitals hereto. 1.9 “Bioanalytical Testing” has the meaning set forth in Section 9.3. 1.10 “Biomarkers” mean any naturally occurring molecule, gene or characteristic by which a particular pathological or physiological process can be identified and serially monitored during a therapeutic intervention, including blood (including cells, RNA and circulating multiple myeloma cells (CMMCs)), serum (including cytokines and sBCMA), plasma (including cfDNA), tissue and tumors (including FFPE bone marrow aspirate and biopsy Samples). 1.11 “Biomarker Testing” has the meaning set forth in Section 9.2. 1.12 “Business Day” means any day other than (a) a Saturday, Sunday or any public holiday in Boston, Massachusetts or London, England; and (b) a day falling within the time period from and including 24 December up to and including 1 January. 1.13 “cGMP” means the current Good Manufacturing Practices officially published and interpreted by EMA, FDA and other applicable Regulatory Authorities that may be in effect from time to time and are applicable to the Manufacture of the Compounds. These include requirements set forth in FDA’s regulations at 21 CFR Parts 11, 210, 211 and 600, as applicable to the processing, manufacture, handling, receipt, packaging, labelling, release and distribution of products and services subject to this Agreement. 1.14 “Change of Control” of a Party means any of the following, in a single transaction or a series of related transactions: (a) the sale or disposition of all or substantially all of the assets of such Party to a Third Party, (b) the direct or indirect acquisition by a Third Party (other than an employee benefit plan (or related trust) sponsored or maintained by such Party or any of its Affiliates) of beneficial ownership of more than fifty percent (50%) of

CONFIDENTIAL Page 3 the then-outstanding common shares or voting power of such Party or any direct or indirect entity which holds, directly or indirectly, beneficial ownership of more than fifty percent (50%) of the then-outstanding common shares or voting power of such Party (a “Parent Entity”), (c) the merger or consolidation of such Party or any Parent Entity with or into a Third Party, unless, following such merger or consolidation, the stockholders of such Party or Parent Entity immediately prior to such merger or consolidation beneficially own directly or indirectly more than fifty percent (50%) of the then-outstanding common shares or voting power of the entity resulting from such merger or consolidation or (d) a change in the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such Party, whether through the ownership of voting securities, by contract or otherwise. 1.15 “Clinical Data” means all data (including raw data) and results generated under the Sub- Study and/or activities conducted under the Development Plan, including all Sample Testing Results. 1.16 “Clinical Hold” means that (a) the FDA has issued an order to a Party pursuant to 21 CFR 312.42 to delay a proposed clinical investigation or to suspend an ongoing clinical investigation of the Combination Regimen or such Party’s Compound in the United States, or (b) a Regulatory Authority other than the FDA has issued an equivalent order to that set forth in (a) in any other country or group of countries. 1.17 “Clinical Quality Agreement” means that certain Clinical Quality Agreement entered into by the Parties under the Original Agreement, as may be amended pursuant to Section 11 hereof. 1.18 “Clinical Study” means any clinical trial for a compound or product in humans that is designed to generate data in support or maintenance of Regulatory Approval including any post-approval clinical trial in humans, but excluding any investigator-sponsored clinical trial. 1.19 “Combination Regimen” means the use or method of using any GSK BCMA Product and the SpringWorks Compound in combination, either alone together as a combination therapy, or as a combination together with additional pharmaceutical agents, whether administration is concomitant or sequential administration. 1.20 “Commercialization” or “Commercialize” means any and all activities directed to the preparation for sale of, offering for sale of, or sale of a product, including activities directed to Promoting, distributing, importing, exporting and selling a product and interacting with Regulatory Authorities regarding any of the foregoing. 1.21 “Commercialization Territory” means the Required Territory and any other countries or territories for which the Parties agree via the JCC to seek Regulatory Approval of the Combination Regimen. 1.22 “Commercially Reasonable Efforts” means [***]. 1.23 “Committees” has the meaning set forth in Section 6.5. 1.24 “Compounds” means any, some or all of the GSK BCMA Products and the SpringWorks Compound. A “Compound” means any of the GSK BCMA Products or the SpringWorks Compound, as applicable.

CONFIDENTIAL Page 4 1.25 “Compound Trademarks” means any proprietary trademark or service mark used by either Party or their Affiliates in connection with the distribution, marketing, promotion and sale of such Party’s Compound in the Field anywhere in the world, or accompanying logos, trade dress or indicia of origin. For the avoidance of doubt, Compound Trademarks do not include the international non-proprietary name of any Compound. 1.26 “Confidential Information” means any Know-How or other proprietary information or materials, whether in written, visual, oral or electronic or any other format, both technical and non-technical, disclosed to one Party by the other Party pursuant to this Agreement, the Original Agreement or prior to the Original Effective Date or otherwise belonging to a Party pursuant to this Agreement and relating to matters contemplated by this Agreement, except to the extent that it can be established by the receiving Party that such information or materials: (a) were already known to the receiving Party, other than under an obligation of confidentiality, either (i) at the time of disclosure by the other Party, or (ii) if applicable, at the time that it was generated hereunder, whichever of (i) or (ii) is earlier, in each case as demonstrated by competent business records; (b) were generally available to the public or otherwise part of the public domain either (i) at the time of its disclosure to the receiving Party, or (ii) if applicable, at the time that it was generated hereunder, whichever of (i) or (ii) is earlier; (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; (d) were disclosed to the receiving Party by a Third Party who had no obligation to the disclosing Party not to disclose such information to others; or (e) were subsequently independently developed by the receiving Party (or its Affiliates) without use of, or reference to, the Confidential Information as demonstrated by competent business records. 1.27 “Continuing Party” has the meaning set forth in Section 17.4(b). 1.28 “CSR” has the meaning set forth in Section 4.9(a). 1.29 “CTA” means an application to a Regulatory Authority for purposes of requesting the ability to start or continue a clinical trial. 1.30 “Data Protection Law” means all applicable laws, rules and regulations, including the United States Health Insurance Portability and Accountability Act of 1996 and its implementing regulations (“HIPAA”), the California Consumer Privacy Act of 2018 (“CCPA”) (to the extent applicable), and any supranational or national legislation relating to privacy and data protection, direct marketing or the interception or communication of electronic messages, in each case as amended, consolidated, re-enacted or replaced from time to time, including, to the extent applicable, European Data Protection Laws. 1.31 “Data Security Breach” has the meaning set forth in Section 14.5. 1.32 “Data Sharing Initiative” means GSK’s policy initiative (as may be amended from time to time), known at the Effective Date as the “SHARE Initiative”, to provide researchers with access to Clinical Study and study information, including anonymized patient level data, as such initiative is described on https://www.clinicalstudydatarequest.com/. 1.33 “Data Subject” means an identified or identifiable natural person. An identifiable natural person is one who can be identified, directly or indirectly, in particular by reference to an identifier such as a name, an identification number, location data, an online identifier or to

CONFIDENTIAL Page 5 one or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity of that natural person. 1.34 “Data Subject Request” has the meaning set forth in Section 15.13. 1.35 “Debarred” or “Debarment” means that a Party or any of its officers or directors or any other personnel (or other permitted agents of a Party hereunder) has been: (a) convicted of any of the offenses identified among the exclusion authorities listed on the U.S. Department of Health and Human Services, Office of Inspector General (OIG) website, including 42 U.S.C. 1320a-7 (http://oig.hhs.gov/exclusions/authorities.asp); (b) identified in the OIG List of Excluded Individuals/Entities (LEIE) database (http://exclusions.oig.hhs.gov/) or listed as having an active exclusion in the System for Award Management (http://www.sam.gov); or (c) disqualified or proposed by FDA for disqualification from receiving investigational products, conducting clinical studies or providing any services in any capacity to a person that has an approved or pending drug product application or listed by any US Federal agency as being suspended, proposed for debarment, debarred, suspended, excluded or otherwise ineligible to participate in Federal procurement or non-procurement programs, including under 21 U.S.C. 335a (http://www.fda.gov/ora/compliance_ref/debar/). 1.36 “Delivery” has the meaning set forth in Section 12.7. 1.37 “Development” or “Develop” means non-clinical and clinical research and drug development activities including Clinical Studies, including toxicology, pharmacology and other discovery efforts, test method development and stability testing, assay development, cell line development, process development and improvement, process validation, process scale-up, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, regulatory affairs related to obtaining Regulatory Approvals and conducting Clinical Studies, Medical Affairs activities, and all other activities, including any post-marketing commitments, necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval and, to the extent not included in the foregoing, any other activities set out in the Development Plan. 1.38 “Development Plan” has the meaning set forth in Section 3.1. 1.39 “Disclosing Party” has the meaning set forth in Section 15.1. 1.40 “Dispute” has the meaning set forth in Section 30.2. 1.41 “Effective Date” has the meaning set forth in the preamble. 1.42 “EMA” has the meaning set forth in the definition of Applicable Law. 1.43 “Entity” has the meaning set forth in Section 13.12. 1.44 “European Data Protection Laws” means the General Data Protection Regulation 2016/679 (the “GDPR”), the e-Privacy Directive 2002/58/EC, the Privacy and Electronic Communications Regulations 2003, the UK Data Protection Act 2018 (“DPA”), the UK General Data Protection Regulation as defined by the DPA as amended by the Data Protection, Privacy and Electronic Communications (Amendments etc) (EU Exit) Regulations 2019 (together with the DPA, the “UK GDPR”), and any relevant law, statute, declaration, decree, directive, legislative enactment, order, ordinance, regulation, rule or

CONFIDENTIAL Page 6 other binding instrument which implements, replaces, adds to, amends, extends, reconstitutes or consolidates such laws from time to time, in each case as amended, consolidated, re-enacted or replaced from time to time. 1.45 “Executive Officers” means (i) for SpringWorks, the Chief Executive Officer of SpringWorks (or a senior executive officer of SpringWorks designated by SpringWorks’ Chief Executive Officer) and (ii) for GSK, the Chief Scientific Officer and President of R&D or equivalent (or a senior executive officer of GSK designated by GSK’s Chief Scientific Officer and President of R&D or equivalent). In the event that the position of any of the Executive Officers identified in this Section 1.45 no longer exists due to a corporate reorganization, corporate restructuring or the like that results in the elimination of the identified position, the applicable Executive Officer shall be replaced with another executive officer with responsibilities and seniority comparable to the eliminated Executive Officer. 1.46 “FDA” has the meaning set forth in the definition of Applicable Law. 1.47 “Field” means the prevention, treatment and prophylaxis of multiple myeloma and other BCMA-expressing malignancies and diseases. 1.48 “Filing Party” has the meaning set forth in Section 17.4(b). 1.49 “First Commercial Sale” means (a) in any country in the Required Territory in which GSK has filed for Regulatory Approval of a GSK BCMA Product for use as part of a Combination Regimen, the first commercial sale of a GSK BCMA Product in the applicable country or territory in the Required Territory in an arm’s length transaction to a Third Party by GSK or any of its Affiliates or Sublicensees, following GSK’s or any of its Affiliates’ or Sublicensees’ receipt of all applicable Regulatory Approvals (including, for the avoidance of doubt, Pricing and Reimbursement Approvals) of such GSK BCMA Product for use as part of a Combination Regimen in such country or territory, or (b) in any other country in the Required Territory, the first commercial sale of a GSK BCMA Product in the applicable country or territory in the Required Territory in an arm’s length transaction to a Third Party by GSK or any of its Affiliates or Sublicensees, following SpringWorks’ or any of its Affiliates’ or Sublicensees’ receipt of all applicable Regulatory Approvals (including, for the avoidance of doubt, Pricing and Reimbursement Approvals) of the SpringWorks Compound for use as part of a Combination Regimen in such country or territory. First Commercial Sale will not include any distribution or other sale solely for patient assistance, named patient use, compassionate use, or other patient access programs, or test marketing programs, clinical trials, non-registrational studies or similar programs or studies. 1.50 “First Party” has the meaning set forth in Section 13.15(b). 1.51 “GCP” means the Good Clinical Practices officially published by EMA, FDA and the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use (ICH) that may be in effect from time to time and are applicable to the testing of the Compounds, including the requirements set forth at 21 CFR Parts 50, 54, 56 and 312. 1.52 “Government Official” means (a) any officer or employee of a government or any department, agency or instrumentality of a government (which includes public enterprises and entities owned or controlled by the state); (b) any officer or employee of a public

CONFIDENTIAL Page 7 international organization such as the World Bank or United Nations; (c) any officer or employee of a political party or any candidate for public office; (d) any person defined as a government or public official under Applicable Laws (including anti-bribery and corruption laws) and not already covered by any of the above; and/or; (e) any person acting in an official capacity for or on behalf of any of the above, including in each case any person with close family members who are Government Officials with the capacity, actual or perceived, to influence or take official decisions affecting GSK or SpringWorks business. For the purposes of this definition, “government” means all levels and subdivisions of government, e.g. local, regional, national, administrative, legislative, executive, or judicial and royal or ruling families. 1.53 “GSK” has the meaning set forth in the preamble. 1.54 “GSK Background Intellectual Property” means any Intellectual Property Rights owned or controlled by GSK or an Affiliate of GSK that (a) exist as of the Original Effective Date or (b) arise outside of (i.e., is not made or conceived in or through) the conduct of activities under this Agreement (including, for the avoidance of doubt, activities conducted under the Original Agreement) or without the use of or reliance upon the Licensed Clinical Data, the Confidential Information solely owned or controlled by SpringWorks, or the SpringWorks Compound. 1.55 “GSK BCMA Products” means the monoclonal antibody known as belantamab or any cytotoxic antibody-drug conjugate derived therefrom controlled by GSK, including but not limited to Belamaf. 1.56 “GSK Invention” has the meaning set forth in Section 17.2. 1.57 “GSK IPR” has the meaning set forth in Section 17.2. 1.58 “GSK Regulatory Documentation” means any Regulatory Documentation pertaining to the GSK BCMA Product that exists as of the Original Effective Date or that is created other than in connection with this Agreement. For the avoidance of doubt, GSK Regulatory Documentation does not include Study Regulatory Documentation. 1.59 “GSK-Related Compound” has the meaning set forth in Section 16.3. 1.60 “HIPAA” has the meaning set forth in the definition of Data Protection Law. 1.61 “IND” means the Investigational New Drug Application filed or to be filed with the FDA as described in Title 21 of the U.S. Code of Federal Regulations, Part 312, and the equivalent application in the jurisdictions outside the United States, including an “Investigational Medicinal Product Dossier” filed or to be filed with the EMA. 1.62 “Initiation” means, with respect to a Clinical Study, the dosing of the first patient in such Clinical Study. 1.63 “Intellectual Property Rights” means all patents, inventions (whether patentable or not), discoveries, rights in confidential information, Know-How and trade secrets (and any documents containing such confidential information, Know-How or trade secrets), trademarks and service marks, copyrights (including in computer software) (in each case whether registered or not), registered designs, design rights, contractual waivers of moral rights, rights in databases and collections of data, utility models and all similar property rights whether or not registered or registrable, designs, drawings, performances, computer

CONFIDENTIAL Page 8 programs, business or brand names, rights in domain names, metatags, goodwill or the style or presentation of goods or services and all similar property rights whether or not registered or registrable, including applications for protection, renewal or extension of any such rights, anywhere in the world and in each case whether subsisting now or in the future. 1.64 “JCC” has the meaning set forth in Section 6.3. 1.65 “JDC” has the meaning set forth in Section 6.2. 1.66 “Jointly Owned Study Invention” has the meaning set forth in Section 17.4(a). 1.67 “Joint Patent” means a patent, extension, registration, supplementary protection or certificate of the like that issues from a Joint Patent Application. 1.68 “Joint Patent Application” has the meaning set forth in Section 17.4(b). 1.69 “JSC” has the meaning set forth in Section 6.1. 1.70 “Know-How” means any proprietary invention, innovation, improvement, development, discovery, computer program, device, trade secret, method, know-how, process, technique or the like, including manufacturing, use, process, structural, operational and other data and information, whether or not written or otherwise fixed in any form or medium, regardless of the media on which contained and whether or not patentable or copyrightable, that is not generally known or otherwise in the public domain. 1.71 “Know-How Transfers” has the meaning set forth in Section 3.3. 1.72 “Liability” has the meaning set forth in Section 22.1. 1.73 “Licensed Clinical Data” means all tables, listings, figures and other aggregated analysis derived from the Clinical Data (in accordance with the applicable protocol for the relevant Clinical Study) that relates to the Combination Regimens or the SpringWorks Compound as a sole compound, but excluding any raw data (including Sample Testing Results) or any data (or any aggregated analysis thereof) relating to the GSK BCMA Product alone or use of the GSK BCMA Product in combination with any other compound in the Field. 1.74 “Manufacture,” “Manufactured,” or “Manufacturing” means all activities of the manufacture of a Compound, including planning, purchasing, manufacture, processing, compounding, storage, filling, packaging, waste disposal, labelling, leafleting, testing, quality assurance, sample retention, stability testing, release, dispatch and supply, as applicable. 1.75 “Manufacturer’s Release” or “Release” means the certification of release of a production lot of a Compound in accordance with the Clinical Quality Agreement. 1.76 “Manufacturing Site” means the facilities where a Compound is Manufactured by or on behalf of a Party, as such Manufacturing Site may change from time to time in accordance with Section 12.10. 1.77 “Material Safety Issue” means a Party’s reasonable belief that there is an unacceptable risk for harm in humans based on: (a) pre-clinical safety data, including data from animal toxicology studies, or (b) the observation of serious adverse events in humans after a Party’s Compound, either as a single Compound or in combination with any other

CONFIDENTIAL Page 9 pharmaceutical agent (including the Combination Regimens), has been administered to or taken by humans. 1.78 “Mechanism of Action” means the specific biological and/or chemical interaction(s) through which a drug substance produces its pharmacological effect(s). 1.79 “Medical Affairs” means any and all activities conducted by or on behalf of a Party or any of its Affiliates with respect to: communications with key opinion leaders, continuing medical education, symposia, advisory boards (to the extent related to medical affairs or clinical guidance), patient or consumer registries, and other medical programs and communications (including publications and exhibiting and presenting at seminars and conventions), health economic studies, health care professional programs, engaging medical science liaisons, and conducting medical science liaison activities. 1.80 “Milestone Event” has the meaning set forth in Section 13.2. 1.81 “Milestone Payment” has the meaning set forth in Section 13.2. 1.82 “Nirogacestat” has the meaning set forth in the Recitals hereto. 1.83 “Non-Conformance” has the meaning set forth to such term in the Clinical Quality Agreement. 1.84 “Non-Filing Party” has the meaning set forth in Section 17.4(b). 1.85 “Opting-out Party” has the meaning set forth in Section 17.4(b). 1.86 “Party” has the meaning set forth in the preamble. 1.87 “Personal Data” will be construed in accordance with the GDPR to the extent applicable. In all other instances, to the extent HIPAA applies, Personal Data means Protected Health Information subject to HIPAA. 1.88 “Pfizer Agreement” has the meaning set forth in Section 20.9. 1.89 “Pharmacovigilance Agreement” means that certain pharmacovigilance agreement entered into by the Parties under the Original Agreement, as may be amended pursuant to Article 10 hereof regarding safety-related activities in relation to the Compounds. 1.90 “Platform Study” means the Clinical Study entitled “Platform Study of Belantamab Mafodotin as Monotherapy and in Combination With Anti-cancer Treatments in Participants With Relapsed/Refractory Multiple Myeloma (RRMM) (DREAMM 5) (NCT04126200)” that is sponsored by GSK, under which the Sub-Study is being conducted. 1.91 “Platform Study IND” has the meaning set forth in Section 4.5. 1.92 “Platform Study Protocol” means the written documentation which describes the Platform Study and sets forth specific activities to be performed as part of the Platform Study conduct. 1.93 “Pricing and Reimbursement Approval” means any approval, agreement, determination, or other decision by the applicable Regulatory Authority or other governmental authority

CONFIDENTIAL Page 10 in a given country or other regulatory jurisdiction that establishes prices charged to end- users for a given pharmaceutical product at which such pharmaceutical product will be reimbursed by the applicable governmental authorities in such country or regulatory jurisdiction. For the avoidance of doubt, Pricing and Reimbursement Approval does not include any period of free pricing pending any decision by the applicable Regulatory Authority or other governmental authority. 1.94 “Promotion” or “Promoting” means any and all activities directed to the marketing and promotion of a product and interacting with Regulatory Authorities for related purposes following receipt of Regulatory Approval in the applicable country or region for such product regarding the foregoing. 1.95 “Protected Health Information” will be construed in accordance with HIPAA. 1.96 “Receiving Party” has the meaning set forth in Section 15.1. 1.97 “Regulatory Approvals” means, with respect to a Compound, any and all permissions required to be obtained from Regulatory Authorities and any other competent authority for the marketing, sale and distribution of such Compound in any applicable jurisdictions, including Pricing and Reimbursement Approval if necessary for the lawful commercial marketing, sale and distribution of such Compound in an applicable jurisdiction. For the avoidance of doubt, Regulatory Approval includes, in the United States, approval of a New Drug Application (“NDA”), Biologics License Application (“BLA”) or an equivalent by the FDA, and in the European Union, Regulatory Approval means approval of a Marketing Authorization Application (“MAA”) or an equivalent by the European Commission or applicable national Regulatory Authority. 1.98 “Regulatory Authorities” means any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the activities conducted under this Agreement, including performance of Clinical Studies, medical treatment and the processing and protection of personal and medical data or marketing and sale of a pharmaceutical product in a country. “Regulatory Authority” includes the FDA, the EMA and any successor agency to the FDA or EMA or any agency or authority performing some or all of the functions of the FDA or EMA in any jurisdiction outside the United States or the European Union. 1.99 “Regulatory Documentation” means, with respect to a Party’s Compound, all submissions to Regulatory Authorities in connection with the Development or Commercialization of such Compound or the Regulatory Approval of such Compound and all INDs and CTAs for such Compound and amendments thereto, including all drug master files, correspondence with regulatory agencies, periodic safety update reports, adverse event files, complaint files, inspection reports and manufacturing records, in each case together with all supporting documents. 1.100 “Related Agreements” means the Pharmacovigilance Agreement and the Clinical Quality Agreement. 1.101 “Representatives” has the meaning set forth in Section 14.2. 1.102 “Requesting Party” has the meaning set forth in Section 7.6. 1.103 “Required Territory” means [***].

CONFIDENTIAL Page 11 1.104 “Resulting Entity” has the meaning set forth in Section 4.7. 1.105 “Right of Reference” means allowing the applicable Regulatory Authority in a country to have access to relevant information (by cross-reference, incorporation by reference or otherwise) contained in any Regulatory Documentation (and any data contained therein) filed with such Regulatory Authority with respect to a Party’s Compound. 1.106 “Samples” means biological specimens collected from subjects participating in Clinical Studies under the Development Plan, including urine, blood and tissue samples. 1.107 “Sample Testing” means the analyses that may be performed by GSK using the applicable Samples, as permitted in accordance with this Agreement, including Bioanalytical Testing and Biomarker Testing. 1.108 “Sample Testing Results” means those data and results arising from the Sample Testing. 1.109 “Second Party” has the meaning set forth in Section 13.15(b). 1.110 “Segregate” means [***]. 1.111 “Specifications” means, with respect to a given Compound, the specifications for testing, release and stability of such Compound, as set forth in the applicable Regulatory Documentation for such Compound. 1.112 “SpringWorks” has the meaning set forth in the preamble. 1.113 “SpringWorks Background Intellectual Property” means any Intellectual Property Rights owned or controlled by SpringWorks or an Affiliate of SpringWorks that (a) exist as of the Original Effective Date or (b) arise outside of (i.e., is not made or conceived in or through) the conduct of activities under this Agreement (including, for the avoidance of doubt, activities conducted under the Original Agreement) or without the use of or reliance upon Clinical Data, the Confidential Information solely owned or controlled by GSK, or the GSK BCMA Products. 1.114 “SpringWorks Compound” means Nirogacestat or any polymorphs, salts or derivatives thereof controlled by SpringWorks. 1.115 “SpringWorks Invention” has the meaning set forth in Section 17.3. 1.116 “SpringWorks IPR” has the meaning set forth in Section 17.3. 1.117 “SpringWorks Regulatory Documentation” means any Regulatory Documentation pertaining to the SpringWorks Compound that exists as of the Original Effective Date or that is created other than in connection with this Agreement. For the avoidance of doubt, SpringWorks Regulatory Documentation does not include Study Regulatory Documentation. 1.118 “SpringWorks-Related Compound” means a compound that has the same Mechanism of Action as the SpringWorks Compound. 1.119 “Standard Contractual Clauses” means: (a) in relation to transfers of Personal Data subject to the GDPR, the standard contractual clauses for the transfer of Personal Data to third countries set out in Commission Decision 2021/914 of 4 June 2021, specifically

CONFIDENTIAL Page 12 including Module 1 (Controller to Controller); and (b) in respect of transfers of Personal Data subject to the UK GDPR, the International Data Transfer Addendum to the EU Commission Standard Contractual Clauses (version B.1.0) issued by the UK Information Commissioner, in each case of (a) and (b) as amended, consolidated, re-enacted or replaced from time to time. 1.120 “Study Inventions” means all inventions and discoveries, whether or not patentable, that are made or conceived by either Party, its Affiliates or subcontractors, in the conduct of activities under this Agreement (including, for the avoidance of doubt, activities conducted under the Original Agreement) and/or that are made or conceived by a Party, its Affiliates or subcontractors, through use of the Licensed Clinical Data. 1.121 “Study Regulatory Documentation” means any Regulatory Documentation pertaining to the activities under the Development Plan whether created before, during or after the expiry of the Term. 1.122 “Sublicense” has the meaning set forth in Section 2.5. 1.123 “Sublicensee” means any person or entity to whom a Sublicense is granted in accordance with Section 2.4. 1.124 “Sub-Study” means the sub-studies under the Platform Study investigating the Combination Regimens for relapsed and refractory multiple myeloma performed under this Agreement and referred to as Sub-Study 3, Sub-Study 6 and Sub-Study 7 in the Development Plan. 1.125 “Supply Remediation Plan” has the meaning set forth in Section 8.2. 1.126 “Tax” means any present or future taxes, levies, imposts, duties, charges, assessments or fees in the nature of a tax imposed, collected or assessed by, or payable to, a Tax Authority (including interest, penalties and additions thereto). 1.127 “Tax Action” has the meaning set forth in Section 13.10. 1.128 “Tax Authority” means any government, state or municipality or any local, state, federal or other fiscal, revenue, customs or excise authority, body or official in the United Kingdom or elsewhere. 1.129 “Term” has the meaning set forth in Section 24.1. 1.130 “Third Party” means any person or entity other than GSK, SpringWorks or their respective Affiliates. 1.131 “Third Party License Payment” means any payment (e.g. upfront payment, milestone, royalty) due to any Third Party under license agreements or other written agreements granting rights to Intellectual Property Rights owned or controlled by such Third Party to the extent that such Intellectual Property Rights are necessary for (a) the making, using or importing of a Party’s Compound for the conduct of the activities under the Development Plan, (b) the conduct of the activities under the Development Plan, or (c) the Commercialization of a Party’s Compound in accordance with this Agreement.

CONFIDENTIAL Page 13 1.132 “VAT” means any value added, sales, purchase, turnover or consumption tax as may be applicable in any relevant jurisdiction, including but not limited to value added tax chargeable under legislation implementing Council Directive 2006/112/EC. 1.133 “Working Group” has the meaning set forth in Section 6.8. 2. LICENSE GRANTS 2.1 Subject to the terms and conditions of this Agreement, SpringWorks hereby grants, and shall cause its Affiliates as needed to grant, to GSK a non-exclusive, worldwide, sublicensable (in accordance with Section 2.5) license under the SpringWorks IPR to [***]. For the avoidance of doubt, nothing herein provides GSK with any rights, title or interest to or in or any license to any SpringWorks IPR, other than as expressly set out in this Agreement, including any rights, title or interest to or in or any license to the use of the SpringWorks Compound with any compound or substance other than as part of the Combination Regimens. 2.2 Subject to the terms and conditions of this Agreement, SpringWorks reserves the right to use the SpringWorks IPR to Develop, make, use, sell, offer for sale and import or otherwise Commercialize, itself or with and through its Affiliates and any Third Parties, the SpringWorks Compound, alone or in combination with any products. 2.3 Subject to the terms and conditions of this Agreement, GSK hereby grants, and shall cause its Affiliates as needed to grant, to SpringWorks a non-exclusive, worldwide, sublicensable (in accordance with Section 2.5) license under the GSK IPR solely [***]. For the avoidance of doubt, nothing herein provides SpringWorks with any rights, title or interest to or in or any license to any GSK IPR, other than as expressly set out in this Agreement, including any rights, title or interest to or in or any license to the use of the GSK BCMA Products with any compound or substance other than as part of the Combination Regimens. 2.4 Without prejudice to Section 2.5, each Party shall have the right to delegate or subcontract any portion of its obligations hereunder to subcontractors, provided that SpringWorks’ right to so delegate or subcontract shall not extend to any Development activities assigned to SpringWorks under the Development Plan except with GSK’s prior written consent, such consent not to be unreasonably withheld, delayed or conditioned. Each Party shall remain solely and fully liable for the performance of such subcontractors and shall ensure that its subcontractors perform their obligations pursuant to the terms of this Agreement. 2.5 Each Party shall have the right to grant sublicenses, through multiple tiers, under the foregoing license grants in Sections 2.1 and 2.3 (individually, a “Sublicense”) to its Affiliates and Third Parties without consent, provided that in each case (a) such Sublicense is consistent with the terms and conditions of this Agreement and the rights granted to any Sublicensee shall be subject and subordinate to the applicable terms and conditions of this Agreement, (b) the Party granting a Sublicense shall be liable for all acts or omissions of any Sublicensee that, if committed by the Party granting the Sublicense, would be a breach of any of the provisions of this Agreement, (c) such Sublicense shall contain (i) a requirement that the Sublicensee comply with the confidentiality and non-use provisions of Section 14 and (ii) a requirement that the Sublicensee assigns rights to any Intellectual Property Rights conceived, discovered, developed, reduced to practice or otherwise made by such Sublicensee so that such rights can be conveyed in accordance with the terms and conditions of this Agreement; and (d) SpringWorks’ right to grant a Sublicense under the license grants in Section 2.3 shall not extend to any activities assigned to SpringWorks

CONFIDENTIAL Page 14 under the Development Plan, except in accordance with GSK’s prior written consent, such consent not to be unreasonably withheld, delayed or conditioned. 2.6 All licenses granted by either Party to the other Party under this Agreement are deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined in Section 101 of the U.S. Bankruptcy Code. Each Party, as licensee, may fully exercise all of its rights and elections under any applicable Bankruptcy Code. The Parties further agree that, if a Party elects to retain its rights as a licensee under any applicable Bankruptcy Code, such Party shall be entitled to complete access to any technology licensed to it hereunder and all embodiments of such technology. Such embodiments of the technology shall be delivered to such licensee Party not later than: (a) the commencement of bankruptcy proceedings against the licensor Party, upon written request, unless the licensor Party elects to perform its obligations under this Agreement, or (b) if not delivered under clause (a), upon the rejection of this Agreement by or on behalf of the licensor Party, upon written request. Any agreements supplemental hereto will be deemed to be “agreements supplementary to” this Agreement for purposes of Section 365(n) of the U.S. Bankruptcy Code. As used herein, “Bankruptcy Code” means the U.S. Bankruptcy Code and any foreign equivalent thereto in any country having jurisdiction over a Party or its assets. 3. DEVELOPMENT PLAN; KNOW-HOW TRANSFER 3.1 An initial high level development plan agreed by the Parties is attached hereto as Schedule 3.1 that sets out the Clinical Studies (including the on-going Sub-Study) planned as of the Effective Date to be conducted by GSK (the “Development Plan”). The Parties, acting through the JDC and subject to Article 6, shall further update the Development Plan when reasonable or required, including to address matters that cannot reasonably be addressed as of the Effective Date, including anticipated timelines, patient numbers and the form, formulation and dosage strength of the SpringWorks Compound required to conduct such Clinical Studies. Either Party may propose additional updates and amendments to the Development Plan at any time for consideration and approval by the JDC in accordance with Section 6.2. The Development Plan will be used to forecast required amounts of clinical supplies of the SpringWorks Compound in accordance with the process established by the JDC; provided that initial forecasted supply for the Sub-Study is set forth on Appendix A. 3.2 During the Term, the Parties will consider in good faith requests by investigators to conduct investigator-sponsored studies or supported collaborative studies of the Combination Regimen (alone or in combination with additional pharmaceutical agents) within the Field. Each Party shall promptly inform the other of any such requests and the Parties will discuss such requests through the JDC. Neither Party shall be obligated to approve or support any such request; provided that such Party will inform the JDC of the reason for such decision. In the event both Parties agree to support any such study, each Party shall use reasonable efforts to supply reasonable quantities of its Compound to the extent reasonably available for such study (e.g., each Party continues to manufacture its Compound subject to any generally applicable shortage of its Compound and subject to other internal and Third Party commitments of each Party with respect to the use and supply of its Compound). Such supply will be pursuant to a separate agreement, which shall be negotiated in good faith between the applicable Party(ies) and the investigator and/or the investigator’s institution, as appropriate.

CONFIDENTIAL Page 15 3.3 SpringWorks will provide to GSK any Know-How and other data related to the SpringWorks Compound requested by GSK from time-to-time during the Term, that is in SpringWorks’ possession or control and that is required for the conduct of the activities under the Development Plan or is reasonably necessary or useful for GSK in making any decision relating to the Development of the Combination Regimen in the Field and the maintenance of Regulatory Approvals therefor, whether generated by preclinical, CMC or Clinical Studies or otherwise, (collectively, the “Know-How Transfers”). The Know- How Transfers shall be requested and conducted in a timely manner, including to meet any timelines set out in the Development Plan or regulatory requirements pertaining to the conduct of the activities under the Development Plan and to enable GSK to draft and update as necessary the investigator’s brochure for any Clinical Study conducted under the Development Plan. The Know-How Transfers shall not apply to the extent SpringWorks’ compliance therewith would constitute a breach of an agreement between SpringWorks and any Third Party: (a) which is entered into prior to the Effective Date; or (b) which is entered into on or after the Effective Date, provided however that: (i) SpringWorks shall use reasonable efforts to include a provision in such agreement that permits the sharing of Know-How and data as set forth in this Section 3.3; and (ii) such carve out shall not apply to the sharing of safety data in accordance with the Pharmacovigilance Agreement. Any dispute relating to this Section 3.3 shall be referred to, and promptly resolved in good faith by, the JDC in accordance with Section 6.2. 4. CONDUCT OF THE DEVELOPMENT ACTIVITIES; REPORTING. 4.1 Each Party shall act in good faith and perform and fulfil its respective activities and obligations under this Agreement in accordance with the terms of this Agreement and Applicable Law. Notwithstanding anything to the contrary contained herein, neither GSK nor SpringWorks shall employ, subcontract with or grant a Sublicense to any person or entity that is Debarred or otherwise ineligible for government programs for the performance of any activities under this Agreement or the Related Agreements. 4.2 Provided, SpringWorks complies with its obligations under Section 4.3, GSK shall use Commercially Reasonable Efforts to Develop the Combination Regimens as set forth in the Development Plan. Unless otherwise agreed between the Parties and reflected in the Development Plan, GSK shall, subject to the applicable terms of this Agreement and any Related Agreement, be solely responsible (as between the Parties) for the conduct of, and be the sponsor of record for, the Clinical Studies contained in the Development Plan, and manage and be responsible for the conduct of any other activities under the Development Plan, including timelines and contingency planning, compiling, amending and filing all necessary Study Regulatory Documentation with Regulatory Authorities pursuant to the terms of this Article 4. 4.3 SpringWorks shall, at its own cost, conduct such Development activities as are necessary to generate data (e.g., pharmacokinetic data or toxicology data) related to the SpringWorks Compound as a monotherapy where such data is reasonably necessary or required by a Regulatory Authority (a) in order to enable GSK to conduct any activities under the Development Plan on the timelines set out therein; or (b) in order for GSK to obtain any Regulatory Approval for a GSK BCMA Product for use in the Combination Regimen in the Field in any country or region in the Commercialization Territory. 4.4 Notwithstanding anything to the contrary contained herein, GSK shall not be obligated to undertake or continue any Development activities, and may terminate any ongoing Clinical Study, if GSK reasonably determines that performance of such Development activity or

CONFIDENTIAL Page 16 Clinical Study would violate Applicable Law or would pose a safety risk for subjects participating in such Clinical Study. GSK shall make good faith efforts to consult with, and consider input from, SpringWorks before (and if not before, then promptly following) the termination of any activities based on such a determination. 4.5 As of the Effective Date, GSK is the sponsor of the Sub-Study, and is conducting the Sub- Study under the IND for the Platform Study (the “Platform Study IND”) in accordance with the Platform Study Protocol. GSK shall own the Platform Study IND. As between the Parties, GSK shall have the sole right and authority to make and submit filings regarding the Sub-Study to the Platform Study IND. 4.6 GSK shall prepare the global template patient informed consent form for the Clinical Studies (which shall include provisions designed to permit the lawful sharing of Samples and Licensed Clinical Data and the use of Samples in Sample Testing) in accordance with Applicable Law and in consultation with SpringWorks and shall consider SpringWorks’ comments in good faith; provided that SpringWorks shall control the contents of, and provide to GSK, the portion of the informed consent form relating to the SpringWorks Compound, which shall be prepared in accordance with Applicable Law and in respect of which SpringWorks shall consult with GSK and consider all comments of GSK shall in good faith. 4.7 No less than [***] days prior to each meeting of the JDC (in accordance with Section 6.2), GSK shall provide the JDC with reasonably detailed written reports summarizing the material Development activities performed by GSK since the preceding report, its material Development activities in process, and the future material Development activities it expects to initiate prior to the next report. Such reports would include other information as agreed by the JDC. Following any Change of Control of SpringWorks or an assignment of this Agreement by SpringWorks pursuant to Section 28 (iii) (an “Assignment”), in either case where the acquiror, successor, resulting entity or assignee (the “Resulting Entity”) following such Change of Control or Assignment, as applicable,[***]. 4.8 GSK shall provide to SpringWorks copies of all Licensed Clinical Data, in electronic form or other mutually agreeable alternate form following creation or compilation of such Licensed Clinical Data in accordance with the timelines set out in the applicable protocol for the relevant Clinical Study or otherwise on the timelines to be agreed by the JDC, provided that GSK has obtained all necessary consents required to lawfully share such Licensed Clinical Data and such Licensed Clinical Data is otherwise reasonably available without undue burden. GSK shall use Commercially Reasonable Efforts to obtain all patient authorizations and consents required under Data Protection Laws in connection with any Clinical Studies conducted under the Development Plan to permit such sharing of Licensed Clinical Data with SpringWorks. 4.9 Without limiting the requirements of or expanding the limitations of the foregoing Section 4.8, GSK shall provide SpringWorks with: (a) following such information becoming reasonably available to and being compiled by GSK in accordance with the timelines set out in the applicable protocol for the relevant Clinical Study, an electronic first draft of the clinical study report (“CSR”) for such Clinical Study in accordance with the results and analysis plan for such Clinical Study. SpringWorks shall review such first draft report and provide comments to GSK within GSK’s internal timeline for commenting on such draft,

CONFIDENTIAL Page 17 which shall be communicated to SpringWorks when providing such draft and GSK shall consider such comments in good faith; (b) if applicable, following review of the first draft of the CSR pursuant to (a), any subsequent draft reports to the extent that any information therein relating to the SpringWorks Compound has changed or there has otherwise been a material change since the first draft provided to SpringWorks, which SpringWorks shall review and on which SpringWorks shall provide comments within GSK’s internal timeline for commenting on such draft, as communicated to SpringWorks when providing such draft which comments GSK shall consider such in good faith; and (c) a final version of the CSR for the relevant Clinical Study no later than [***] months following finalisation of such CSR by GSK, as applicable. GSK shall not include any statements in any final CSR solely relating to the SpringWorks Compound which have not been approved by SpringWorks. 5. COSTS OF DEVELOPMENT. 5.1 The Parties agree that: (a) all expenses in relation to the following provisions shall be borne or shared by the Parties as provided in the relevant Articles or Sections set forth below: (i) Manufacturing of the GSK BCMA Products and SpringWorks Compound, according to Article 12; and (ii) any costs associated with Intellectual Property Rights, according to Article 17; (iii) costs associated with regulatory activities, in accordance with Section 7.9; and (b) each Party will pay any Third Party License Payment for which it is responsible if required in connection with conduct of the activities under the Development Plan. 5.2 Subject to Section 5.1, unless otherwise agreed between the Parties and stated in the Development Plan, GSK shall bear all other costs associated with the conduct of the activities under the Development Plan. 6. GOVERNANCE 6.1 Within [***] days following the Effective Date, the Parties shall establish a joint steering committee (the “JSC”), which shall be made up of an equal number of representatives from each Party. The JSC shall initially be co-chaired by Dr. Badreddin Edris from SpringWorks and a GSK VP to be appointed and notified to SpringWorks within [***] days following the Effective Date. The JSC shall (a) [***], (b) [***], (c) [***], and (d) carry out such other responsibilities as expressly delegated to the JSC as set forth in this Agreement or as may be mutually agreed by the Parties from time to time. 6.2 The Parties established a joint development committee under the Original Agreement, which shall continue under this Agreement from the Effective Date (the “JDC”) in accordance with the terms of this Article 6. The JDC will be made up of [***] representatives of each of SpringWorks and GSK unless the Parties agree to a different

CONFIDENTIAL Page 18 number of representatives (but in any event, the JDC shall be made up of an equal number of representatives from each Party), which shall have responsibility for: (a) [***]; (b) [***]; (c) [***]; and (d) carrying out such other responsibilities as expressly delegated to the JDC as set forth in this Agreement or as may be mutually agreed by the Parties from time to time. 6.3 Either Party may propose, through the JDC or JCC, as applicable, potential alignment on a [***] for the Combination Regimens in the Field. If the Parties mutually agree that such [***] is desirable, the Parties shall use reasonable efforts to agree on the terms of such [***] which terms, if agreed between the Parties, shall be reflected in an amendment to this Agreement. 6.4 Within [***] of the Effective Date (or earlier if agreed by the Parties), the Parties shall establish a joint commercialization committee (the “JCC”) which shall be made up of an equal number of representatives from each Party and shall be responsible for: (a) [***]; (b) [***]; and (c) carrying out such other responsibilities as expressly delegated to the JCC as set forth in this Agreement or as may be mutually agreed by the Parties from time to time. 6.5 [***] 6.6 [***] 6.7 [***] 6.8 From time to time, a Committee may establish and delegate duties to other committees, subcommittees or directed teams (each, a “Working Group”) on an “as needed” basis to oversee particular projects or activities, which delegations shall be reflected in the minutes of the meetings of the respective Committee. Such Working Groups may be established on an ad hoc basis for purposes of a specific project, or on such other basis as the respective Committee may determine, and shall be constituted and shall operate as such Committee may determine; provided, that each Working Group shall have equal representation from each Party, and, subject to Sections Section 6.5, 6.6 and 6.7, decision-making shall be by consensus, with each Party’s representatives on the applicable Working Group collectively having one (1) vote on all matters brought before the Working Group. Each Working Group and its activities shall be subject to the direction, review and approval of, and shall report to, the respective Committee. In no event shall the authority of the Working Group exceed that specified for the Committees in this Article 6. 6.9 Each Party shall designate an alliance manager (the “Alliance Manager”) who shall be responsible for coordinating the activities of the Committees under this Agreement. Such

CONFIDENTIAL Page 19 Alliance Managers will be responsible for the day-to-day worldwide coordination of the collaboration contemplated by this Agreement and will serve to facilitate communication between the Parties. The Alliance Managers shall attend meetings of the Committees but shall not be counted as members of the Committees (and shall not vote on matters discussed at any such Committee meetings). Each Party may change its designated Alliance Manager from time to time upon notice to the other Party. 6.10 Each Committee shall meet no less than [***], unless otherwise agreed by the relevant Committee. The Alliance Managers shall be responsible (on a rotating basis with the GSK Alliance Manager responsible for the first meeting of each Committee after the Effective Date) for arranging the date of the meetings of the Committees and shall circulate an agenda for each meeting at least [***] Business Days prior to the agreed date for the meeting. The other Party shall be entitled to comment on and add items to the agenda and re-circulate the agenda at least [***] Business Days ahead of the agreed date of the meeting. The Parties shall each be responsible for their own costs and expenses incurred in participating in and attending Committee meetings. The minutes of each Committee meeting will be drafted by the meeting’s secretary and shall summarize discussion highlights, actions, agreements and issues requiring escalation for resolution. The first such secretary shall be the GSK Alliance Manager and thereafter the secretarial appointment shall alternate between the SpringWorks Alliance Manager and the GSK Alliance Manager. The draft minutes shall be circulated within [***] Business Days of the relevant Committee meeting by the applicable Alliance Manager for review and comment. Such Alliance Manager shall circulate a final version of such minutes to the relevant Committee at least [***] Business Days in advance of the next Committee meeting for approval at such Committee meeting. 7. REGULATORY 7.1 If GSK files an application for Regulatory Approval for a GSK BCMA Product for use in the Combination Regimen in the Field in any country or region in the Commercialization Territory, then GSK shall use Commercially Reasonable Efforts to [***]. SpringWorks shall file an application for and use Commercially Reasonable Efforts to [***]. 7.2 If SpringWorks has not filed an application for Regulatory Approval for the SpringWorks Compound in [***]. 7.3 For the avoidance of doubt, SpringWorks shall own and retain all rights (other than as expressly stated in this Agreement) to the SpringWorks Regulatory Documentation and all Regulatory Documentation related solely to the SpringWorks Compound. 7.4 For the avoidance of doubt, GSK shall own and retain all rights (other than as expressly stated in this Agreement) to the GSK Regulatory Documentation, all Regulatory Documentation related solely to the GSK BCMA Products and the Study Regulatory Documentation. 7.5 Each Party hereby grants to the other Party and its Affiliates (including the right to sublicense to the Sublicensees and subcontractors) a Right of Reference to its Regulatory Documentation (including the appropriate INDs and CTAs) for the sole purpose of enabling the other Party, its Affiliates, Sublicensees and subcontractors to apply for and maintain any and all Regulatory Approvals required to conduct the activities assigned to such Party under the Development Plan and to Commercialize its Compound as part of the Combination Regimen in the Field in accordance with this Agreement. Each Party shall promptly provide to the other Party or its nominee and FDA or other Regulatory Authorities

CONFIDENTIAL Page 20 in the Commercialization Territory all letters of authorization required to enable such Right of Reference. If either Party’s CTA is not available in a given country, such Party will file its CMC data with the Regulatory Authority for such country, referencing the other Party’s CTA as appropriate (however, the other Party shall have no right to directly access the CMC data). 7.6 As required by Applicable Law or a Regulatory Authority and otherwise upon a Party’s reasonable request (the “Requesting Party”), the other Party shall reasonably cooperate with the Requesting Party, in the preparation, submission and prosecution of Regulatory Documentation to, and responding to queries from, Regulatory Authorities, in connection with the Requesting Party’s Regulatory Approval, activities under the Development Plan and Commercialization of its Compound as part of the Combination Regimen in the Field in the Commercialization Territory. For the avoidance of doubt, nothing herein will require either Party to convey any rights to Regulatory Documentation relevant to its Compound with any compound or substance other than as part of a Combination Regimen in the Field. 7.7 Without prejudice to Section 7.5, and subject to Section 8.4, each Party shall take such actions as are reasonably necessary to enable the other Party to reference Licensed Clinical Data and its Compound in its own product labelling [***], to support use and Commercialization of the other Party’s Compound as part of the Combination Regimen in the Field. 7.8 [***]. Each Party shall provide the other Party with copies of all such applications for Regulatory Approval, material reports and material correspondence with Regulatory Authorities to the extent pertaining to the Combination Regimen in the Field (but not the providing Party’s Compound alone) which each Party shall use commercially reasonable efforts to provide at least [***] Business Days in advance unless circumstances necessitate a shorter time period, and in any event not less than a reasonable time in advance under the circumstances. Following any Change of Control of SpringWorks or an Assignment, in either case where the Resulting Entity or any Affiliate of the Resulting Entity is then Developing or Commercializing a BCMA-directed therapy in the Field, [***]. 7.9 As required by Applicable Law or a Regulatory Authority and otherwise upon a Party’s reasonable request, the other Party shall reasonably cooperate with the Requesting Party in good faith in support of the Requesting Party’s submissions to or interactions with Regulatory Authorities related to the Combination Regimen in the Field or the activities carried out under the Development Plan, including by participating in [***]. 8. COMMERCIALIZATION 8.1 Each Party shall remain solely responsible for Commercialization of its Compound for all purposes, including as part of the Combination Regimen in the Field. Unless otherwise agreed by the JCC, each Party shall make available its Compound in the applicable form, formulation and dosage strength as set out in the applicable Regulatory Approval for the applicable Combination Regimen in the Field in each country or region in the Commercialization Territory, and shall use Commercially Reasonable Efforts to meet the timelines agreed by the Parties for such availability. 8.2 SpringWorks shall ensure that the SpringWorks Compound is made available in quantities required to meet the commercial forecasts [***] and shall use Commercially Reasonable Efforts to make available any required amounts [***]. If, at any time during the Term, (a) SpringWorks does not have the ability or otherwise fails, itself or through a Third Party, to

CONFIDENTIAL Page 21 timely make available commercial supply of the SpringWorks Compound in a country in the Commercialization Territory in amounts required to meet either the (i) then-current demand in each such country or (ii) commercial forecasts for such countries [***], or (b) either Party reasonably anticipates that SpringWorks will not have the ability to meet the requirements described in (a) above, then SpringWorks (in the case of (a) above) or the Party anticipating such inability (in the case of (b) above) shall promptly notify the other Party in writing. Without prejudice to any other rights or remedies available to either Party at law, equity or otherwise, following such notification, the JCC shall meet promptly, but in any event within [***] Business Days of such notification, and discuss the development of an operational plan to ensure sufficient supply of the SpringWorks Compound as efficiently and rapidly as is reasonably possible under then-current circumstances (the “Supply Remediation Plan”). The initial Supply Remediation Plan shall be [***]. 8.3 Without prejudice to Section 8.2, in the event of any shortage or inability to make available commercial supply of the SpringWorks Compound in a country in the Commercialization Territory in the amounts required to meet commercial forecasts [***], or the then-current demand for the SpringWorks Compound in each such country, SpringWorks shall equitably allocate supply to countries and shall not treat such supply in any manner less favorable than SpringWorks treats supply of the SpringWorks Compound for other purposes (with such allocation, following an appropriate ramp-up period, based primarily on historical demand for the SpringWorks Compound in any such countries for which the SpringWorks Compound has been made commercially available as part of the Combination Regimen). 8.4 Each Party (or its Affiliates) shall own and shall be solely responsible for such Party’s Compound Trademarks, including (a) registering, prosecuting, and enforcing such Compound Trademarks and (b) investigating and defending any infringement or threatened infringement relating to any such Compound Trademark. Neither Party shall have the right to use any Compound Trademarks of the other Party, and each Party agrees that it and its Affiliates shall not use, register, or attempt to register any Compound Trademark of the other Party or any other mark so resembling any existing Compound Trademark of the other Party as to be likely to cause confusion or deception. In Commercializing its respective Compound as part of any Combination Regimen in the Field, each Party may use the international non-proprietary name of the other Party’s Compound for the purposes of labelling, promotional materials and educational materials. Notwithstanding the foregoing, in the event that the [***]. 8.5 Each Party will be solely responsible for and pay any Third Party License Payments known as of the Effective Date or arising during the Term, required solely in connection with the Commercialization of such Party’s Compound. If, during the Term, a Party determines that it is necessary or desirable to obtain rights under any Third Party’s Intellectual Property Rights in order to Commercialize [***], such party may (but shall not be obligated to) [***], nothing herein shall restrict a Party from [***]. 9. SAMPLE TESTING. 9.1 GSK shall perform or have performed all Sample Testing and shall own all Samples and Sample Testing Results. 9.2 GSK shall perform Sample Testing (a) of Biomarkers to the Sub-Study as set out in the applicable protocol and, (b) in relation to other Clinical Studies conducted under the Development Plan, as may be agreed between the Parties, acting through the JDC and

CONFIDENTIAL Page 22 subject to Section 6.5, during the Term of this Agreement (“Biomarker Testing”). The JDC shall discuss in good faith whether GSK should [***]. GSK shall be responsible for directing and overseeing the conduct of any Biomarker Testing (including as may be agreed by the JDC). If a Party reasonably believes that a Biomarker discovered or developed by SpringWorks may be relevant to a Clinical Study conducted under the Development Plan, then the Parties shall, acting through the JDC and subject to Section 6.5, discuss and agree [***] and [***]. Unless otherwise agreed and set out in the Development Plan, any agreed Biomarker Testing shall be performed at GSK’s expense. 9.3 SpringWorks shall identify to GSK at the JDC its preferred vendor(s) for the conduct of bioanalytical testing relating to pharmacokinetic Samples from subjects in any Clinical Study conducted under the Development Plan, as provided in the relevant protocol for such Clinical Study (the “Bioanalytical Testing”). GSK shall use reasonable efforts to use such preferred vendor(s) for the Bioanalytical Testing, provided that such vendor(s) are approved in accordance with GSK’s internal due diligence processes and acceptable to GSK’s procurement and/or third party resourcing functions, as applicable (“Approved Vendor(s)”). [***]. Unless otherwise agreed and set out in the Development Plan, the Bioanalytical Testing shall be conducted [***] and GSK shall be responsible for overseeing the conduct of such testing by the Approved Vendor(s). SpringWorks shall: (a) provide the necessary authorization for the Approved Vendor(s) to conduct the Bioanalytical Testing on behalf of GSK and for the delivery of the results of such testing to GSK so that the results may be included in the CSR, and (b) authorize the Approved Vendor(s) to provide GSK with access to the validation report and method for the analysis of the SpringWorks Compound, in the case of both (a) and (b), no later than [***] days following the engagement of such Approved Vendor. 10. PHARMACOVIGILANCE AGREEMENT. Within [***] days of the Effective Date, the Parties shall review the Pharmacovigilance Agreement and, to the extent necessary, shall update and amend such Pharmacovigilance Agreement to ensure the exchange of relevant safety data within appropriate timeframes and in appropriate format to enable the Parties to fulfil local and international regulatory reporting obligations and to facilitate appropriate safety reviews in relation to the activities to be conducted under this Agreement. In the event of a conflict between this Agreement and the Pharmacovigilance Agreement, the terms of the Pharmacovigilance Agreement shall control in relation to pharmacovigilance issues (including exchange of safety data) only. The Parties may enter into new pharmacovigilance agreements as necessary or desirable for each GSK BCMA Product. 11. CLINICAL QUALITY AGREEMENT. Within [***] days of the Effective Date, the Parties shall review the Clinical Quality Agreement and, to the extent necessary, shall update and amend such Clinical Quality Agreement to cover activities to be conducted under this Agreement. In the event of a conflict between the terms of this Agreement and the terms of the Clinical Quality Agreement, the terms of the Clinical Quality Agreement shall govern in respect of technical quality issues only. 12. SUPPLY AND USE OF THE SPRINGWORKS COMPOUND. 12.1 SpringWorks agrees to Manufacture and supply the SpringWorks Compound for purposes of the activities under the Development Plan as set forth in this Article 12. SpringWorks is

CONFIDENTIAL Page 23 responsible for obtaining all approvals (including facility licenses) that are required by the applicable Regulatory Authority to Manufacture the SpringWorks Compound in accordance with Applicable Law. 12.2 SpringWorks shall establish or maintain, as applicable, a primary source of Manufacturing capacity, and a back-up source of Manufacturing with capacity to supply the total anticipated requirements of the SpringWorks Compound for Development and agreed commercial forecasts. As of the Effective Date, the Parties acknowledge that such back-up source is presently intended to be the party(ies) specified in Schedule 12.2. SpringWorks shall not change its primary source or the foregoing back-up source of Manufacturing the SpringWorks Compound during the Term without advance notification to GSK and shall take into account any good faith concerns raised by GSK with respect to any such alternative supplier. 12.3 SpringWorks shall supply, or cause to be supplied, at its sole cost and expense, cGMP- grade quantities of SpringWorks Compound for use in the activities to be conducted by GSK under the Development Plan (including the Sub-Study), in the quantities and on the timelines set forth on Appendix A (in relation to the Sub-Study) or as otherwise established by the JDC, and in accordance with the terms of this Article 12. In the event that GSK determines that the quantities of the SpringWorks Compound set forth on Appendix A (in relation to the Sub-Study) or otherwise in the forecast established by the JDC are not sufficient to complete the activities to be conducted by GSK under the Development Plan, GSK shall notify SpringWorks, and the Parties shall agree in good faith on, such additional quantities of SpringWorks Compound to be provided to GSK to complete the activities to be conducted by GSK under the Development Plan and the schedule on which such additional quantities shall be provided. SpringWorks shall use Commercially Reasonable Efforts to supply, at its sole cost and expense, such agreed-upon quantities of SpringWorks Compound. Each Party shall notify the other Party promptly, and the JDC shall discuss, in the event of any Manufacturing or supply issues, including any delay in supply of its Compound, that is reasonably likely to adversely affect the conduct or timelines of the activities under the Development Plan. SpringWorks shall, within [***] days of the Effective Date, provide to GSK the name and contact details of a person responsible for assisting with coordinating, and facilitating the resolution of any issues or concerns arising in connection with the supply of the SpringWorks Compound under this Agreement. SpringWorks shall ensure that all activities conducted by SpringWorks, its Affiliates and its permitted (sub)contractors and Sublicensees under this Article 12 are conducted in compliance with cGMP, GCP and other Applicable Law and the Clinical Quality Agreement and applicable safety and environmental protocols. 12.4 Without limiting its other obligations hereunder and without prejudice to Section 8.2, in the event of a shortage of the SpringWorks Compound such that SpringWorks reasonably believes that it will not be able to fulfil its supply obligations hereunder with respect to the SpringWorks Compound for use in the activities to be conducted under the Development Plan, SpringWorks will provide prompt written notice to GSK thereof (including the reason for the shortage and the quantity of the SpringWorks Compound that SpringWorks reasonably determines it will be able to supply) and, upon request, the JDC will promptly discuss such situation in good faith. 12.5 Each Party shall be responsible for Manufacturing, at its own cost, commercial supply of its Compound for the Commercialization Territory following Regulatory Approval in such Commercialization Territory. SpringWorks shall supply the forecasted amounts of commercial supply of the SpringWorks Compound as agreed by the JCC; provided that if

CONFIDENTIAL Page 24 the quantities of the SpringWorks Compound set forth in the forecasts established by the JCC are not sufficient to meet commercial demand in any part of the Commercialization Territory, the Parties, through the JCC, shall discuss and agree upon the allocation of additional quantities of SpringWorks Compound to meet such excess demand and the schedule on which such additional quantities shall be provided. SpringWorks shall use Commercially Reasonable Efforts to supply, at its sole cost and expense, such agreed-upon quantities of SpringWorks Compound to meet such excess demand. 12.6 Minimum Shelf Life Requirements. SpringWorks shall supply the SpringWorks Compound for use in the activities to be conducted by GSK under the Development Plan with an adequate remaining shelf life at the time of Delivery to meet the requirements under the Development Plan. 12.7 Delivery of Compounds. (a) SpringWorks will deliver, at its sole cost, the SpringWorks Compound for use in the activities to be conducted by GSK under the Development Plan [***] (INCOTERMS 2020) to GSK’s, or its designee’s location as specified by GSK (“Delivery” with respect to such SpringWorks Compound). Title and risk of loss for the SpringWorks Compound shall transfer from SpringWorks to GSK at Delivery. All costs associated with the subsequent transportation, warehousing and distribution to Clinical Study sites of SpringWorks Compound after Delivery takes place shall be borne by GSK. For the avoidance of doubt, if prior to Delivery the SpringWorks Compound for any reason or in any way becomes lost, damaged, destroyed or becomes unable to comply with applicable Specifications, SpringWorks shall be obligated to replace the same at its sole cost and shall use Commercially Reasonable Efforts to do so as soon as practicable in order to cause the least disturbance to the conduct and timelines of the activities under the Development Plan. (b) GSK is solely responsible, at its sole cost, for supplying (including all Manufacturing, acceptance and release testing) the GSK BCMA Products for the activities under the Development Plan, and the subsequent handling, storage, transportation, warehousing and subsequent distribution of the GSK BCMA Products supplied hereunder. 12.8 Labelling and Packaging; Use of SpringWorks Compound. The Parties’ obligations with respect to the labelling and packaging of the GSK BCMA Products and the SpringWorks Compound are as set forth in the Clinical Quality Agreement. Notwithstanding the foregoing or anything to the contrary contained herein, unless otherwise agreed between the Parties, SpringWorks shall supply the SpringWorks Compound for use in the activities to be conducted by GSK under the Development Plan to GSK in the form of unlabelled, [***], and GSK shall be responsible for labelling and packaging such bottles for use in the activities under the Development Plan. 12.9 Product Specifications. A certificate of analysis, and such other documentation as may be agreed to by the Parties and set forth in the Clinical Quality Agreement, shall accompany each shipment of the SpringWorks Compound to GSK in accordance with the terms of the Clinical Quality Agreement. SpringWorks shall be responsible for any failure of the SpringWorks Compound to meet the Specifications and shall replace any such SpringWorks Compound free of charge; provided that, to the extent that such failure is caused by GSK’s negligence or intentional misconduct in the shipping, storage or handling

CONFIDENTIAL Page 25 conditions after Delivery to GSK hereunder, GSK shall pay the actual cost of such replacement SpringWorks Compound without mark-up. For the purposes of the foregoing, “actual cost” will be determined in accordance with SpringWorks’ accounting standards used at the time such payment is made. 12.10 Changes to Manufacturing. Subject to Section 12.2, each Party may make changes from time to time to its Compound or the Manufacturing Site in accordance with the Clinical Quality Agreement; provided that the intended changes would not require a submission, amendment or variation to any IND in respect of the activities under the Development Plan, and provided further that the Party making such change provides the other Party with prior written notice of the intended changes, including any product and formulation changes and associated impact assessment that may influence the clinical supply strategy and management. In the case of proposed changes to the Compound or the Manufacturing Site which would require a submission, amendment or variation to any IND in respect of the activities under the Development Plan, the Party proposing such change shall provide prior written notice to the other Party of such intended changes, providing reasonable detail, and the Party receiving such notice shall consider such request in good faith. 12.11 Product Testing; Noncompliance. After Manufacturer’s Release of the SpringWorks Compound but prior to shipment to GSK, SpringWorks shall provide GSK with such certificates and documentation as described in the Clinical Quality Agreement. GSK shall, within the time defined in the Clinical Quality Agreement, perform (a) with respect to the SpringWorks Compound, the acceptance (including testing) procedures allocated to it under the Clinical Quality Agreement, and (b) with respect to the GSK BCMA Product, the testing and release procedures allocated to it under the Clinical Quality Agreement. 12.12 Non-Conformance. (a) In the event that either Party becomes aware that any Compounds may have a Non- Conformance, despite any testing and quality assurance activities (including any activities conducted by the Parties under Section 12.11 (After Manufacturer’s Release)), such Party shall immediately notify the other Party in accordance with the procedures of the Clinical Quality Agreement. The Parties shall investigate any Non-Conformance in accordance with Section 12.14 (Investigations) and any discrepancy between them shall be resolved in accordance with Section 12.13 (Resolution of Discrepancies). (b) In the event any proposed or actual shipment of the SpringWorks Compound (or portion thereof) is agreed to have a Non-Conformance at the time of Delivery to GSK, then unless otherwise agreed to by the Parties, SpringWorks shall replace such SpringWorks Compound as is found to have a Non-Conformance. Unless otherwise agreed to by the Parties in writing, the sole and exclusive remedies of GSK with respect to any SpringWorks Compound that is found to have a Non- Conformance at the time of Delivery shall be (i) replacement of such SpringWorks Compound as set forth in this Section 12.12(b), and (ii) indemnification under Article 22 (to the extent applicable) and (iii) termination of this Agreement pursuant to Section 24.2 (to the extent applicable, but subject to the applicable cure periods set forth therein), provided that, for clarity, GSK shall not be deemed to be waiving any of its rights to recall Compounds in accordance with the Clinical Quality Agreement. In the event that SpringWorks Compound is lost or damaged by GSK after Delivery, SpringWorks shall use Commercially Reasonable Efforts to provide additional SpringWorks Compound to GSK; provided that GSK shall

CONFIDENTIAL Page 26 reimburse SpringWorks for the actual cost of such replaced SpringWorks Compound without mark-up. (c) GSK shall be responsible for, and SpringWorks shall have no obligations or liability with respect to, any GSK BCMA Product that is found to have a Non- Conformance. 12.13 Resolution of Discrepancies. If SpringWorks disagrees with any determination of Non- Conformance by GSK, such dispute shall be escalated to SpringWorks’ Head of CMC and GSK’s Director of Quality External Supply, North America, or such other persons as they may designate in writing. If such quality representatives cannot reach a resolution to the discrepancy, they shall escalate it to the head of quality of each Party for resolution. If each Party’s head of quality cannot reach a resolution, the dispute resolution procedure set out at Article 30 shall apply. 12.14 Investigations. The process for investigations of any Non-Conformance shall be handled in accordance with the provisions set forth in the Clinical Quality Agreement. 12.15 Regulatory Responsibility. The responsibilities of the Parties with respect to communication and filings with Regulatory Authorities related to the Compounds supplied hereunder in connection with the activities under the Development Plan will be as set forth in this Agreement, the Pharmacovigilance Agreement and the Clinical Quality Agreement entered into by the Parties or their Affiliates in connection herewith. 12.16 Records; Audit and Inspection Rights. SpringWorks will keep complete and accurate records pertaining to the Manufacture, use and disposition, as applicable, of the SpringWorks Compounds under this Agreement. Any records relating to the quality of the SpringWorks Compounds shall be kept in accordance with the terms of the Clinical Quality Agreement. Without limiting the rights of audit included within the Clinical Quality Agreement, upon the reasonable request of GSK, SpringWorks will make such records open to review by GSK for the purpose of conducting investigations for the determination of SpringWorks Compound safety and/or efficacy and compliance with this Agreement with respect to the SpringWorks Compound or as required by Applicable Laws; provided that (to the extent permitted by Applicable Laws) GSK provides written notice setting out the reason for the audit no less than [***] days in advance and any such review or audit is performed during business hours on a Business Day in the country where the audit takes place and with minimum disruption to the day-to-day activities of SpringWorks. 12.17 Quality Control. SpringWorks shall implement and perform operating procedures and controls for sampling, stability and other testing of the SpringWorks Compound, and for validation, documentation and release of the SpringWorks Compound and such other quality assurance and quality control procedures as are required by the Specifications, cGMPs and the Clinical Quality Agreement. 12.18 Recalls. Recalls of the Compounds shall be governed by the terms of the Clinical Quality Agreement. 12.19 Either Party may suspend the supply of its Compound under this Agreement (in whole or in part on a country-by-country basis) immediately in the event that any Regulatory Authority takes any action, or raises any objection, that prevents such Party from supplying its Compound for purposes of this Agreement, provided that such Party provides written notice of such suspension at least [***] Business Days in advance to the other Party unless

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circumstances necessitate a shorter time period, and in any event not less than a reasonable time in advance under the circumstances. To the extent reasonably practicable, the Parties shall discuss such proposed suspension and any steps to mitigate the consequences of such suspension.

13. FINANCIAL PROVISIONS

13.1 In partial consideration of the rights granted to GSK under this Agreement, pursuant to and in accordance with the terms of a separate Stock Purchase Agreement entered into by SpringWorks and an Affiliate of GSK concurrently herewith, an Affiliate of GSK will purchase from SpringWorks shares of common stock of SpringWorks for an aggregate purchase price of Seventy-Five Million Dollars ($75,000,000).

13.2 GSK shall make the non-refundable, non-creditable payments ("**Milestone Payments**") to SpringWorks set forth below in accordance with Section 13.4 solely upon the occurrence of the corresponding milestone event set forth below (each, a "**Milestone Event**"):

	Milestone Event	$
1.	[***] in [***]	[***]
2.	[***] in [***]	[***]
3.	[***] in [***]	[***]
4.	[***] in [***]	[***]
5	[***] in [***]	[***]
6	[***] in [***]	[***]
7.	[***] in [***]	[***]
	Total Milestones	Up to $550,000,000

13.3 Each Milestone Payment shall be payable one time only, regardless of how many times the Milestone Event is achieved and regardless of how many Combination Regimens are Developed hereunder.

13.4 GSK shall notify SpringWorks in writing promptly, but in no event later than [***] Business Days after becoming aware of the occurrence of such Milestone Event. GSK shall pay all such Milestone Payments due in U.S. dollars on or prior to the [***] day of the calendar month immediately following the [***] day after GSK's receipt of an invoice from SpringWorks following the achievement of the Milestone Event.

13.5 To the extent an invoice is required to be submitted to GSK hereunder, such invoice shall include the information set forth in Schedule 13.5.

13.6 SpringWorks will be responsible for all Taxes imposed on SpringWorks' net income, or on net income allocated to SpringWorks under Applicable Law. GSK will make all payments to SpringWorks under this Agreement without deduction or withholding for Taxes except to the extent that any such deduction or withholding is required by Applicable Law in effect at the time of payment.

13.7 Any Tax required to be withheld on amounts payable under this Agreement will promptly be paid by GSK on behalf of SpringWorks to the appropriate governmental authority, and GSK will furnish SpringWorks with proof of payment of such Tax. Except as provided in Section 13.10, any such Tax, to the extent withheld and paid to the appropriate

Page **27**

CONFIDENTIAL Page 28 governmental authority, (a) shall be treated for all purposes of this Agreement as having been paid to SpringWorks, and (b) will be an expense of and borne by SpringWorks. 13.8 SpringWorks warrants that SpringWorks is resident for tax purposes in the United States of America and that SpringWorks is entitled to relief from United Kingdom income tax under the terms of the double tax agreement between the United Kingdom and the United States of America. SpringWorks shall notify GSK immediately in writing if SpringWorks ceases to be entitled to such relief. 13.9 Pending receipt of formal certification from the UK Tax Authority, GSK may pay milestones under this Agreement to SpringWorks by deducting Tax at a rate specified in the double tax treaty between the United Kingdom and the United States of America. SpringWorks agrees to indemnify and hold harmless GSK against any loss, damage, expense or liability arising in any way from a breach of the warranty set forth in Section 13.8 or any future claim by a UK Tax Authority or other similar body alleging that GSK was not entitled to deduct withholding Tax on such payments at source at the treaty rate. 13.10 Notwithstanding anything to the contrary in this Agreement, in the event that a Party redomiciles or assigns its rights or obligations in accordance with Section 28 (each, a “Tax Action”), and as a result of such Tax Action the amount of Tax required to be withheld under Section 13.6 in respect of a payment to another Party is greater than the amount of such Tax that would have been required to be withheld or paid absent such Tax Action, then any such amount payable shall be increased to take into account such withholding Taxes as may be necessary so that, after making all required withholdings (including withholdings on the additional amounts payable), the Party receiving such payment receives an amount equal to the sum it would have received had no such increased withholding been made. The obligation to pay additional amounts pursuant to the preceding sentence shall not apply to the extent such increased withholding Tax (i) would not have been imposed but for a Tax Action taken by the Party eligible to receive additional amounts pursuant to the preceding sentence, or (ii) are attributable to the failure by the Party receiving a payment to comply with the requirements of Section 13.11. For purposes of this Section 13.10, a “redomiciliation” shall include a reincorporation or other action resulting in a change in tax residence of the applicable Party or its assignee. 13.11 The Parties will cooperate with respect to all documentation required by any applicable Tax Authority or reasonably requested by either Party to secure a reduction in the rate of applicable withholding Taxes. 13.12 Nothing contained in this Agreement shall be deemed or construed by the Parties or any of their Affiliates, or any third person to treat the relationship between the Parties contemplated by this Agreement as a partnership, joint venture or other business entity under Treasury Regulations Section 301.7701-1(a)(2) (or any corresponding provision under state, local or non-U.S. tax Applicable Law) (an “Entity”). Without the prior written consent of the Parties (such consent not to be unreasonably withheld, delayed or conditioned), no Party (or successor or assignee) shall, for Tax purposes, report the relationships established by this Agreement as an Entity, including either (a) making any disclosure that the relationships established by this Agreement may give rise to an Entity (whether on a U.S. Internal Revenue Service Form 8275 or otherwise) or (b) withholding any amounts from payments made to the other Party pursuant to Section 1446 of the Code (or any corresponding provision under state, local or non-U.S. tax Applicable Law), unless required by a tax authority on audit or other examination.

CONFIDENTIAL Page 29 13.13 Each Party shall cooperate in good faith if requested by the other Party to establish or facilitate an optimal inter-Party financial operational structure (including, if necessary, procedures and agreements among the various Affiliates of the Parties) which is consistent with the economic result contemplated herein, consistent to the extent feasible with each Party’s internal structures and procedures, and not adverse to the Parties financial, economic, or tax positions. 13.14 GSK shall use commercially reasonable efforts to provide information in GSK’s or its Affiliate’s possession, which is reasonably requested by SpringWorks in order to determine or prove eligibility for the Foreign Derived Intangible Income deduction pursuant to Section 250 of the Internal Revenue Code of 1986 or any future deduction or credit that is substantially similar to such deduction or which provides for a similar information or proof requirement. 13.15 VAT. (a) It is understood and agreed between the Parties that any payments made and any other consideration given under this Agreement are each exclusive of VAT, which shall be added thereon as applicable and at the relevant rate. Subject to Section 13.15(b) where VAT is properly charged by the supplying Party and added to a payment made or other consideration provided (as applicable) under this Agreement, the Party making the payment or providing the other consideration (as applicable) will pay the amount of VAT properly chargeable only on receipt of a valid tax invoice from the supplying Party issued in accordance with Applicable Law of the country in which the VAT is chargeable. Each Party agrees that it shall provide to the other Party any information and copies of any documents within its control to the extent reasonably requested by the other Party for the purposes of (i) determining the amount of VAT chargeable on any supply made under this Agreement, (ii) establishing the place of supply for VAT purposes, or (iii) complying with its VAT reporting or accounting obligations. (b) Where one Party or its Affiliate (the “First Party”) is treated as making supply of goods or services in a particular jurisdiction (for VAT purposes) for non-cash consideration, and the other Party or its Affiliate (the “Second Party”) is treated as receiving such supply in the same jurisdiction, thus resulting in an amount of VAT being properly chargeable on such supply, the Second Party shall only be obliged to pay to the First Party the amount of VAT properly chargeable on such supply (and no other amount). The Second Party shall pay such VAT to the First Party on receipt of a valid VAT invoice from the First Party (issued in accordance with Applicable Law of the jurisdiction in which the VAT is properly chargeable). The Parties agree to (i) use their reasonable endeavours to determine and agree the value of the supply that has been made and, as a result, the corresponding amount of VAT that is properly chargeable, and (ii) provide to each other any information or copies of documents in their control as are reasonably necessary to evidence that such supply will take, or has taken, place in the same jurisdiction (for VAT purposes). 13.16 All payments under this Agreement shall be paid in U.S. dollars by wire transfer to an account designated by the receiving Party (which account the receiving Party may update from time to time in writing).

CONFIDENTIAL Page 30 14. CONFIDENTIALITY. 14.1 GSK and SpringWorks each agree to hold in confidence any Confidential Information of the other Party, and neither Party shall use Confidential Information of the other Party except to fulfil such Party’s obligations or to exercise its rights under this Agreement. For the avoidance of doubt, for the purposes of this Agreement, regardless of which Party discloses such Confidential Information to the other (a) all GSK IPR, GSK Regulatory Documentation and Study Regulatory Documentation shall be Confidential Information of GSK, and SpringWorks shall be deemed the receiving Party; (b) all SpringWorks IPR and SpringWorks Regulatory Documentation shall be Confidential Information of SpringWorks, and GSK shall be deemed the receiving Party; and (c) Clinical Data (including Licensed Clinical Data) shall be the Confidential Information of GSK and SpringWorks shall be deemed the receiving Party. Confidential Information shall not be disclosed by the receiving Party except as permitted by the terms of this Agreement or if required to be filed with or disclosed to a Regulatory Authority or included in a label or package insert for the receiving Party’s Compound. Notwithstanding the foregoing, (i) Jointly Owned Study Inventions that constitute Confidential Information shall constitute the Confidential Information of both Parties and (ii) Study Inventions that constitute Confidential Information and that are solely owned by one Party shall constitute the Confidential Information of that Party, and in each case of (i) and (ii), each Party shall have the right to use and disclose such Confidential Information consistent with this Article 14 and Articles 17 and 18. 14.2 Neither Party shall, without the prior written permission of the other Party, nor shall permit any of its employees, consultants, agents, permitted Sublicensees and (sub)contractors (“Representatives”) to, disclose any Confidential Information of the other Party to any Third Party except to the extent disclosure is (a) required by Applicable Law, to prosecute or defend litigation or to comply with the rules or regulations of any securities exchange, including with respect to a securities offering; (b) required in order to fulfil the receiving Party’s obligations under this Agreement or exercise the receiving Party’s rights to use and disclose such Confidential Information as expressly provided for in this Agreement and solely on a need-to-know basis; (c) necessary for the conduct of the activities under the Development Plan and solely on a need-to-know basis; (d) to any bona fide potential or actual investor, stockholder, investment banker, lender, acquirer, merger partner or other actual financial partner and their representatives and advisors (including attorneys and accountants) on a need-to-know basis; or (e) necessary for filing or prosecuting Joint Patent Applications and/or Joint Patents as permitted pursuant to Article 17; provided that, in the event of (a) above, the disclosing Party shall provide reasonable advance notice to the other Party before making such disclosure (to the extent permitted by Applicable Law) and will endeavour in good faith to secure confidential treatment of such Confidential Information and/or reasonably assist the Party that owns such Confidential Information in seeking a protective order or other confidential treatment, and in the event of each of (b), (c) and (d) above, any Representative or Third Party to whom such Confidential Information is disclosed is bound by obligations of confidentiality and non-use at least as stringent as those set forth in this Agreement and the receiving Party remains liable for the compliance of such parties with such obligations. 14.3 Each receiving Party acknowledges that in connection with its and its Representatives’ or any Third Party’s examination of the Confidential Information of the disclosing Party, the receiving Party and its Representatives and relevant Third Parties may have access to material, non-public information, and that the receiving Party is aware, and will advise its Representatives and Third Parties who are informed as to the matters that are the subject

CONFIDENTIAL Page 31 of this Agreement, that securities laws may impose restrictions on the dissemination of such information and trading in securities when in possession of such information. 14.4 Notwithstanding any other provision of this Agreement, a Party may, without the other Party’s consent, disclose Confidential Information to Affiliates, permitted Sublicensees, contractors, IRBs, CROs, academic institutions, consultants, agents, and employees and contractors engaged by study sites and clinical trial investigators performing the activities under the Development Plan, the data safety monitoring and advisory board relating to any Clinical Study, and Regulatory Authorities or other health authorities, in each case solely to the extent necessary for the performance of the activities under the Development Plan and provided such persons (other than governmental entities) are bound by an obligation of confidentiality and non-use at least as stringent as the obligations contained herein. 14.5 When transferring Confidential Information, all communications between GSK and SpringWorks will use encryption methods agreed to by the Parties. Upon discovering any suspected or actual unauthorized disclosure, loss or theft of Confidential Information (a “Data Security Breach”), SpringWorks will send an e-mail to [***] notifying GSK, and upon discovering any suspected or actual Data Security Breach, GSK will send an e-mail to [***], notifying SpringWorks. The Parties shall work with each other in good faith to identify a root cause and remediate the Data Security Breach. 14.6 Each Party shall: (a) use strong encryption controls to protect all Confidential Information from unauthorized disclosure, access or alteration in transit into or out of such Party’s control over third-party networks; (b) maintain control processes in line with industry best practice to detect, prevent, and recover from malware, viruses and spyware, including updating antivirus, anti-malware and anti-spyware software at regular intervals; and (c) maintain access management policies, procedures, and technical controls in line with industry best practice to ensure all access to the other Party’s Confidential Information in its control is appropriately authorized. 15. DATA PROTECTION. 15.1 Disclosing Party Obligations. To the extent a Party (the “Disclosing Party”) discloses, transfers or otherwise makes available any Personal Data to the other Party (the “Receiving Party”) in connection with this Agreement, the Disclosing Party: (a) shall, notwithstanding any other provision of this Agreement: (i) ensure, to the extent practicable, that the Personal Data cannot be used by the Receiving Party to identify a Data Subject and (ii) not provide the Receiving Party with any additional information (if any), including any key codes or any other mechanism or data, that may enable the Receiving Party to attribute the Personal Data to any identifiable Data Subjects; (b) represents and warrants that it has, to the best of its knowledge, complied with all applicable Data Protection Laws from time to time relating to the processing of the Personal Data; and (c) in the event that the Receiving Party receives a request from a Regulatory Authority in relation to any Personal Data transferred to the Receiving Party by the Disclosing Party, agrees to provide reasonable assistance to the Receiving Party to enable it to respond to the Regulatory Authority’s request which may involve contacting any clinical sites, investigators or other subcontractors of the Disclosing Party and

CONFIDENTIAL Page 32 providing additional information, with any and all reasonable costs incurred by the Disclosing Party arising from such support to be borne by the Receiving Party. 15.2 Independent Data Controllers. To the extent applicable, the Receiving Party and the Disclosing Party agree that (to the extent that any Personal Data is disclosed to the Receiving Party), for the purposes of Data Protection Law, each of the Receiving Party and the Disclosing Party is an independent data controller. 15.3 Fair Processing Notices. The Disclosing Party represents and warrants that (to the extent that any Personal Data is disclosed to the Receiving Party): (i) it has the authority to provide the Personal Data to the Receiving Party; and (ii) it has taken, and shall take, all steps necessary, including providing all required fair processing notices to Data Subjects and, if necessary, obtaining any consent required from Data Subjects, to ensure that the provision of Personal Data to, and Processing by, the Receiving Party as envisaged under, and for the purposes specified in, the Agreement is in accordance with the European Data Protection Laws where applicable. The Receiving Party further agrees that the Disclosing Party (to the extent that any Personal Data is disclosed to the Receiving Party) may delay the disclosure of specific Personal Data to the Receiving Party until the Disclosing Party has provided such additional fair processing information to Data Subjects in relation to the Receiving Party’s processing of such Personal Data or taken such other actions as the Disclosing Party reasonably believes to be required by Data Protection Law to enable the Disclosing Party to comply with its obligations thereunder. If a Party reasonably believes that additional fair processing information or actions are required to ensure either Party’s compliance with Data Protection Law from time to time, such Party shall notify the other Party and the Parties shall discuss in good faith what action, if any, is required to be taken; provided, that the Receiving Party agrees that, as between the Parties, the Disclosing Party shall have the sole right (but not the obligation) to communicate or procure the communication of fair processing information (including updating such fair processing information) to Data Subjects, in a manner and form to be reasonably determined by the Disclosing Party in accordance with Data Protection Law, with any and all reasonable costs incurred by the Disclosing Party arising from such support to be borne by the Receiving Party. 15.4 Personal Data Transfers. Other than to countries approved, from time to time, as having equivalent protection for Personal Data as under European Data Protection Laws by the European Commission or, as applicable, the UK government, to the extent that any Personal Data is disclosed to the Receiving Party, the Receiving Party shall not process such Personal Data outside the EEA or the UK unless the Receiving Party complies with the data importer’s obligations set out in the Standard Contractual Clauses which are hereby incorporated into and form part of this Agreement (and if applicable, for the purposes of Annex I.A of the Standard Contractual Clauses, the Disclosing Party is a data controller and the Receiving Party is a data controller, and the name, address, contact person’s details and relevant activities for each of them is as set out in this Agreement, and for the purposes of Annex B/ I.B of such Standard Contractual Clauses, the Data Subjects, purpose of transfer, categories of data, recipients and categories of sensitive personal data shall be as set out in Sections 15.5 to 15.10 below). 15.5 Nature and Purpose of Sharing. To the extent that any Personal Data is disclosed to the Receiving Party on a controller to controller basis, such disclosure is solely for the purpose of carrying out activities under the Development Plan in accordance with the terms of this Agreement and Applicable Laws, including the Manufacture of each Compound, and obtaining Regulatory Approval of the Combination Regimens in the Field. The sharing of

CONFIDENTIAL Page 33 the Personal Data is necessary for the purpose of the legitimate interests pursued by the Parties in Developing the Combination Regimens in the Field as contemplated by this Agreement. 15.6 Categories of Recipients. The Personal Data may only be onward transferred by the Receiving Party as permitted by and on the terms of this Agreement. 15.7 Duration of Sharing. As set out in this Agreement. The transfer is a continuous transfer. 15.8 Types of Personal Data Shared. The Personal Data may include: (a) identification information, such as name, address, contact information and qualifications, relating to each Party’s personnel and those working on such Party’s behalf in connection with the Development of the Combination Regimens by the Parties in connection with this Agreement; (b) patient identifiers, date of birth, age, relating to each subject participating in any Clinical Studies under the Development Plan; and (c) identification information, such as name, address, contact information and qualifications on healthcare professionals and investigators involved in any Clinical Studies under the Development Plan. 15.9 Special Category Personal Data Shared. The Personal Data will include special categories of Personal Data, including medical records, ethnic or racial background, test results, results of physical examinations, samples, adverse effects and any other health information. 15.10 Categories of Data Subjects. The Personal Data will relate to Data Subjects including: (i) each Party’s personnel and those working on such Party’s behalf in connection with the Development of the Combination Regimens; (ii) healthcare professionals and investigators involved in any Clinical Studies under the Development Plan; (iii) study subjects and patients; and (iv) end users of the Compounds. 15.11 Data Minimization. Each Party acknowledges that each Party is under an obligation to ensure that the Personal Data they process and which the Disclosing Party discloses is limited to only that which is necessary for the purposes of the processing, therefore the Disclosing Party shall (to the extent that any Personal Data is disclosed to the Receiving Party), notwithstanding any other provision of this Agreement, transfer only that Personal Data which is required to facilitate the performance of this Agreement. If the Receiving Party reasonably believes that additional Personal Data is required to be disclosed to enable the performance of this Agreement, the Receiving Party shall notify the Disclosing Party and the Parties shall discuss in good faith whether such additional Personal Data will be disclosed by the Disclosing Party, taking into account the Disclosing Party’s obligations under applicable European Data Protection Laws, the potential for the provision of anonymized data in place of the requested Personal Data, and any actions which are required to be taken by either Party in connection with such requested disclosure. 15.12 Receiving Party Obligations. The Receiving Party shall, and shall cause its officers, employees, agents, attorneys, consultants, advisors and other representatives to: (a) process any Personal Data in accordance with Data Protection Law and solely for the purposes disclosed and purposes compatible under applicable Data Protection

CONFIDENTIAL Page 34 Law with the purposes disclosed to the relevant Data Subjects from time to time or as otherwise permitted by applicable Data Protection Law; (b) implement appropriate technical and organizational measures to ensure a level of security appropriate to the risk, including as set forth in Section 14.6, taking into account the state of the art, the costs of implementation and the nature, scope, context and purpose of processing and promptly notify the Disclosing Party if any Personal Data is subject to any unauthorized or unlawful access, loss, destruction or damage; and (c) not further disclose the Personal Data to any Third Party (including, for clarity, any subcontractors) in a manner incompatible with the fair processing notice provided to the relevant Data Subjects (and to the extent such notice is made available to the Receiving Party by the Disclosing Party). 15.13 Data Subject Requests. In the event that either Party directly receives a request from a Data Subject for the rectification or erasure of such Personal Data (or any other request regarding Data Subjects exercising rights under any applicable European Data Protection Law) (a “Data Subject Request”), the Party receiving the request shall where appropriate pass on the details of the request to the other Party and each Party shall provide the other any reasonable assistance as is required for the purposes of responding to the Data Subject Request in accordance with any applicable European Data Protection Law, which may involve contacting clinical sites, investigators or other subcontractors of the disclosing Party and providing additional information. 15.14 CCPA. To the extent that the CCPA is applicable to either Party: (i) such Party agrees to comply with all of its obligations under the CCPA; and (ii) in relation to any communication of “personal information” (as defined by the CCPA) from one Party to the other Party pursuant to this Agreement, the Parties agree that no monetary or other valuable consideration is being provided for such personal information and therefore neither Party is “selling” (as defined by the CCPA) personal information to the other Party. 16. CLINICAL DATA OWNERSHIP & USE. 16.1 All Clinical Data generated under this Agreement shall be owned by GSK. 16.2 Consistent with GSK’s ownership of all Clinical Data pursuant to Section 16.1, and without limiting the generality of Article 2, GSK shall have the right to use and analyze the Clinical Data for all purposes, including, to use and analyze the Clinical Data in connection with the independent Development, Commercialization or other exploitation of the GSK BCMA Products (individually or in combination with other drugs and/or other pharmaceutical agents, except as set forth in Section 16.3), and/or for inclusion in the safety database for the GSK BCMA Products and the Combination Regimens, which rights shall survive any expiration or termination of this Agreement. 16.3 SpringWorks hereby assigns, and shall cause its Affiliates to so assign, to GSK, without additional compensation, such right, title and interest in and to any Clinical Data as is necessary to fully effect the ownership described in Section 16.1, and agrees to execute all instruments as may be reasonably necessary to effect the same. Subject to Article 14, each Party shall have the right to use the Licensed Clinical Data, both within and outside the scope of the activities conducted under the Development Plan, without accounting to or any other obligation to the other Party; provided, however, that SpringWorks may not use

CONFIDENTIAL Page 35 the Licensed Clinical Data, directly or indirectly, (a) to research, Develop or Commercialize (i) a compound that has the same [***] (each such compound a “GSK- Related Compound”) or (ii) the SpringWorks Compound as part of any combination with any Third Party compound that is a GSK-Related Compound, or (b) to Promote (including, without limitation, by means of comparator) a BCMA-directed therapy or the SpringWorks Compound as part of any combination with any BCMA-directed therapy (other than a GSK BCMA Product), nor grant any Third Party the right to do the same in relation to (a) or (b). Notwithstanding the foregoing, SpringWorks shall have the right to use or disclose the Licensed Clinical Data (x) in performing its obligations and exercising its rights under this Agreement, (y) as may be necessary to comply with Applicable Laws, including as required to respond to regulatory queries, or with policies and procedures with respect to pharmacovigilance and adverse event reporting; or (z) to share with Third Parties or Affiliates safety data where, due to severity, frequency or lack of reversibility, SpringWorks needs to use such safety data with respect to the SpringWorks Compound or the Combination Regimen to ensure patient safety. For clarity, nothing in this Section 16.3 shall restrict or prevent SpringWorks from directly or indirectly, researching, developing or commercializing a GSK-Related Compound, without the use of the Licensed Clinical Data, and the restrictions set forth in this Section 16.3 will not apply to any Licensed Clinical Data that becomes public other than by a breach of Article 14. For clarity, SpringWorks shall not be entitled to disclose the Licensed Clinical Data to any Third Party, save as provided in Article 14 or this Section 16.3. 17. INTELLECTUAL PROPERTY. 17.1 Save as expressly stated otherwise in this Agreement, all inventions conceived under or in connection with this Agreement shall be owned based on inventorship as determined according to U.S. patent law. 17.2 Inventions Owned by GSK. The Parties agree that all rights to (a) GSK Background Intellectual Property and (b) Study Inventions solely relating to (i) the GSK BCMA Products or (ii) any GSK-Related Compound, are in each case the exclusive property of or shall be exclusively controlled by GSK (each such invention described in (b)(i) and (b)(ii) a “GSK Invention”, and together with the GSK Background Intellectual Property, the “GSK IPR”). As between the Parties, GSK shall be entitled to file in its own name relevant patent applications and to own resultant patent rights for all GSK IPR. For the avoidance of doubt, and subject to Article 16, as between the Parties, any Intellectual Property Rights subsisting in the Clinical Data shall be the exclusive property of or shall be exclusively controlled by GSK. 17.3 Inventions Owned by SpringWorks. The Parties agree that all rights to (a) SpringWorks Background Intellectual Property and (b) Study Inventions solely relating to (i) the SpringWorks Compound or (ii) any SpringWorks-Related Compound, are in each case the exclusive property of SpringWorks (each such invention described in (i) and (ii) a “SpringWorks Invention”, and together with the SpringWorks Background Intellectual Property, the “SpringWorks IPR”). As between the Parties, SpringWorks shall be entitled to file in its own name relevant patent applications and to own resultant patent rights for all SpringWorks IPR. 17.4 Joint Ownership and Prosecution. (a) Subject to Sections 17.2 and 17.3, all rights to all Study Inventions relating to, or covering (i.e., contains a claim which would be infringed by), [***] (a “Jointly

CONFIDENTIAL Page 36 Owned Study Invention”) shall be owned jointly by GSK and SpringWorks. [***]. Each Party hereby assigns to the other Party a one-half, undivided interest under its right, title and interest in, to and under Jointly Owned Study Inventions. Subject to Article 14, GSK and SpringWorks shall each be entitled to exploit the Jointly Owned Study Inventions without accounting or financial payment to the other Party and without the consent of the other Party. For the avoidance of doubt, this right does not apply to Licensed Clinical Data which is subject to Section 16.3. For those countries where a specific license is required for a joint owner of a Jointly Owned Study Invention to practice such Jointly Owned Study Invention in such countries, (i) SpringWorks hereby grants to GSK a perpetual, irrevocable, non- exclusive, worldwide, royalty-free, fully paid-up license under SpringWorks’ right, title and interest in and to all Jointly Owned Study Inventions to use such Jointly Owned Study Inventions subject to and in accordance with the terms and conditions of this Agreement including Article 14, and (ii) GSK hereby grants to SpringWorks a perpetual, irrevocable, non-exclusive, worldwide, royalty-free, fully paid-up license under GSK’s right, title and interest in and to all Jointly Owned Study Inventions to use such Jointly Owned Study Inventions in accordance with the terms and conditions of this Agreement including Article 14. (b) Promptly following the Effective Date, but in any event as soon as practicable after the discovery of a Jointly Owned Study Invention, patent representatives of each of the Parties shall meet (in person or by telephone) to discuss the patenting strategy for such Jointly Owned Study Inventions. In particular, the Parties shall discuss which Party will file a patent application (including any provisional, substitution, divisional, continuation, continuation in part, reissue, renewal, re-examination, extension, supplementary protection certificate and the like) in respect of any Jointly Owned Study Invention (each, a “Joint Patent Application”), and in which territories such patent applications will be filed. The Parties shall appoint patent counsel that is mutually acceptable to both Parties with respect to filing, prosecuting, and maintaining Joint Patent Applications and Joint Patents. The Parties shall consult and reasonably cooperate with one another in the preparation, filing, prosecution (including prosecution strategy) and maintenance of such patent application; provided, however, that GSK shall have final say in patenting strategy and prosecution of any Joint Patent Application. Costs of filing, prosecuting, and maintaining Joint Patent Applications and Joint Patents and any associated expenses shall be divided equally by the Parties (50/50). Neither Party will be obligated for costs, or any portion thereof, for filing, prosecuting, and maintaining Joint Patent Applications and Joint Patents in other jurisdictions without prior agreement by the Parties; provided, however, that in the event that a Party does not agree to share equally the costs for filing, prosecuting, and maintaining a Joint Patent Application in a particular jurisdiction, such Party shall not have any rights to (i) enforce any Joint Patent arising from such Joint Patent Application in such jurisdiction or (ii) share in any revenues received by the other Party from the enforcement or license of any such Joint Patent or Joint Patent Application. If one Party (the “Filing Party”) wishes to file a particular Joint Patent Application for a Jointly Owned Study Invention and the other Party (the “Non-Filing Party”) does not want to file a particular Joint Patent Application for such Jointly Owned Study Invention or does not want to file in a particular country, then the Non-Filing Party shall assign its undivided half-interest in such Jointly Owned Study Invention to the Filing Party and shall execute in a timely manner and at the Filing Party’s reasonable expense a power of attorney and any additional documents (in such country or all countries, as applicable) as may be reasonably necessary to give

CONFIDENTIAL Page 37 effect to the assignment and allow the Filing Party to file and prosecute such Joint Patent Application, and the Non-Filing Party shall cease to have payment obligations or any rights in relation thereto. If a Party (the “Opting-out Party”) wishes to discontinue the prosecution and maintenance of a Joint Patent Application or Joint Patent (in one or more countries), the other Party, at its sole option (the “Continuing Party”), may continue such prosecution and maintenance. In such event, the Opting-out Party shall assign its undivided half- interest in such Joint Patent Application and any Joint Patents issuing therefrom to the Continuing Party, and execute in a timely manner and at the Continuing Party’s reasonable expense a power of attorney and any additional documents (in such country or all countries, as applicable) as may be necessary to give effect to the assignment and allow the Continuing Party to prosecute and maintain such Joint Patent Application or Joint Patent, and the Opting-Out Party shall cease to have payment obligations or any rights in relation thereto. (c) Each Party will promptly notify the other Party of any actual, threatened, alleged or suspected infringement by a Third Party of the GSK IPR, SpringWorks IPR or Joint Patents by reason of the Development or Commercialization of the Combination Regimen. GSK shall have the first right, at its sole expense, to initiate legal action to enforce all Joint Patents against infringement by any Third Party where such infringement results from the Development or Commercialization of either (i) a GSK-Related Compound, but not a SpringWorks-Related Compound or (ii) a Combination Regimen, or to defend any declaratory judgment action relating to the foregoing. If GSK fails to initiate or defend such action within [***] days after being first notified of such infringement, or [***] days before the expiration of any time limit which confers a benefit in connection with such action set forth in an Applicable Law or regulation (including the time limits set forth under the Hatch-Waxman Act (21 U.S.C. § 355)) for filing such action or responding, whichever comes first, then SpringWorks shall have the right to do so solely with respect to the Combination Regimen and not a GSK-Related Compound, at its sole expense; provided that GSK will coordinate with respect to, and keep SpringWorks informed of, such infringement and any settlement thereto or defense of any declaratory judgment action. SpringWorks shall have the first right to initiate legal action to enforce all Joint Patents against infringement by any Third Party where such infringement results from the Development or Commercialization of a SpringWorks-Related Compound, but not a GSK-Related Compound, or to defend any declaratory judgment action relating thereto, at its sole expense. If SpringWorks fails to initiate or defend such action within [***] days after being first notified of such infringement, or [***] days before the expiration of any time limit which confers a benefit in connection with such action set forth in an Applicable Law or regulation (including the time limits set forth under the Hatch-Waxman Act (21 U.S.C. § 355)) for filing such action or responding, whichever comes first, then GSK shall have the right to do so at its sole expense. (d) If one Party brings any prosecution or enforcement action or proceeding against a Third Party with respect to any Joint Patent, the second Party agrees to be joined as a party plaintiff where necessary and to give the first Party reasonable assistance and authority to file and prosecute the suit. The costs and expenses of the Party bringing suit under this Section 17.4(d) shall be borne by such Party, and any damages or other monetary awards recovered shall be shared as follows: (i) the amount of such recovery actually received by the Party controlling such action shall

CONFIDENTIAL Page 38 be first applied to the out-of-pocket costs of each Party in connection with such action; and then (ii) any remaining proceeds shall be shared by the Parties in proportion based on their relative contributions to the total costs and expenses of the litigation, including any costs and expenses of a Party to enforce any solely owned patents. A settlement or consent judgment or other voluntary final disposition of a suit under this Section 17.4(d) may not be entered into without the consent of the Party not bringing the suit (such consent not to be unreasonably withheld or delayed). Furthermore, the Party not bringing the suit shall not offer the defendant in such suit any license under the Joint Patent(s) without the consent of the Party bringing the suit. 17.5 Each Party hereby assigns, and shall cause its Affiliates to so assign, to the other Party, without additional compensation, such right, title and interest in and to any Study Inventions as is necessary to fully effect the ownership described in Sections 17.2, 17.3, and 17.4, and agrees to execute all instruments as may be reasonably necessary to effect the same. 18. PUBLICATIONS. 18.1 In relation to Clinical Studies conducted under the Development Plan, the Parties, acting through the JDC, shall discuss and agree to a publication strategy that will (a) be consistent with GSK internal policies regarding dissemination of data by GSK as study sponsor, and (b) will include the requirements for publication set forth in Section 18.2. The Parties will comply with the agreed-upon publication strategy with respect to any publications of results of Clinical Studies performed hereunder. 18.2 Subject to Section 18.1, GSK shall have the right at any time during and after the Term to (a) publish the results or summaries of results of all Clinical Studies conducted with respect to any and all Combination Regimens in the Field in any clinical trial register maintained by GSK or its Affiliates and the protocols of such clinical studies on www.clinicaltrials.gov or in each case publish the results, summaries or protocols of such Clinical Studies on such other websites or repositories or at scientific congresses and in peer-reviewed journals within such timescales as required by Applicable Law or GSK’s or its Affiliate’s internal policies, irrespective of the outcome of such clinical studies; (b) make information from Clinical Studies conducted by or on behalf of GSK with respect to a Combination Regimen in the Field available under its Data Sharing Initiative; and (c) make any other public disclosures of Clinical Data that become required of GSK due to its internal policies and procedures or Applicable Laws. 18.3 Prior to submission by GSK of the results of a Clinical Study for publication or presentation or any other dissemination (each, a “Publication”) of Clinical Study results including oral dissemination, whether or not in accordance with the agreed publication strategy, GSK shall invite SpringWorks to comment on the content of the material to be published or presented according to the following procedure: (a) At least [***] days prior to submission for publication of any paper, letter or any other publication, or [***] days prior to submission for presentation of any abstract, poster, talk or any other presentation, GSK shall provide to SpringWorks the full details of the proposed Publication in electronic version. Upon written request from SpringWorks, GSK agrees not to submit data for publication or presentation for an additional [***] days in order to allow for actions to be taken to preserve rights for patent protection.

CONFIDENTIAL Page 39 (b) GSK shall give reasonable consideration to any request by SpringWorks made within the periods mentioned in clause (a) above to modify the Publication. (c) GSK shall remove all Confidential Information of SpringWorks if requested by SpringWorks before finalizing the Publication. (d) In the event of a disagreement as to content, timing and/or venue or forum for any Publication, such dispute shall be referred to the medicine development leader from each Party (or their respective designees) to be resolved by way of good faith discussions for a period of [***] days following such referral; provided that, GSK may proceed with the Publication provided that such Publication is consistent with the agreed publication strategy, its internal publication guidelines and customary industry practices for the publication of similar data and does not disclose the Confidential Information of SpringWorks. Authorship of any Publication shall be determined based on the accepted standards used in peer-reviewed academic journals at the time of the proposed Publication. 18.4 SpringWorks shall not publish the results of any Clinical Study conducted under the Development Plan prior to the publication of such Clinical Study results by GSK as set forth above. Thereafter, SpringWorks shall not publish, for any purpose, the results of the Clinical Studies except in accordance with the agreed publication strategy. The rights of SpringWorks set forth in Sections 18.3(a) through 18.3(d) shall apply mutatis mutandis to GSK when SpringWorks is the publishing Party in accordance with this Section 18.4. 18.5 The Parties have agreed on the language of SpringWorks’ press release regarding the subject matter of this Agreement, which is attached hereto as Appendix B. Except for the foregoing initial press release, if either Party wishes or is required to make any public disclosure regarding the subject matter of this Agreement, it shall first notify the other Party of such planned press release or public announcement and provide a draft for review and comment at least [***] Business Days in advance of issuing such press release or making such public announcement (or, with respect to press releases and public announcements that are required by Applicable Law, or by regulation or rule of any public stock exchange, including with respect to a securities offering, with as much advance notice as possible under the circumstances if it is not possible to provide notice at least [***] Business Days in advance), except for any such disclosure that repeats any information regarding this Agreement, its subject matter or any amendment hereto that has already been publicly disclosed by either Party in accordance with this Section 18.5, provided that such information remains accurate as of such time and provided the frequency and form of such disclosure are reasonable. A Party may notify the disclosing Party of any reasonable objections or suggestions that the non-disclosing Party may have regarding the proposed press release or public announcement, and the disclosing Party shall reasonably consider any such objections or suggestions that are provided in a timely manner. 19. USE OF NAME. 19.1 Except as otherwise provided herein, neither Party shall have any right, express or implied, to use in any manner the name or other designation of the other Party or any other trade name, trademark or logo of the other Party for any purpose in connection with the performance of this Agreement.

CONFIDENTIAL Page 40 20. REPRESENTATIONS AND WARRANTIES; DISCLAIMERS. 20.1 Each of GSK and SpringWorks represents and warrants to the other that it has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder. 20.2 SpringWorks hereby represents and warrants to GSK that, at the time of Delivery of the SpringWorks Compound for the conduct of activities under the Development Plan, such SpringWorks Compound shall have been Manufactured in compliance with: (a) the Specifications for the SpringWorks Compound; (b) the Clinical Quality Agreement; and (c) all Applicable Law, including cGMP and health, safety and environmental protections. 20.3 Each of GSK and SpringWorks represents and warrants to the other that, to its knowledge as of the Effective Date, the Development of the Combination Regimens in the Field as contemplated hereunder does not and will not infringe upon or misappropriate any Intellectual Property Rights or other rights of any Third Parties. 20.4 Each of GSK and SpringWorks represents and warrants to the other that, to its knowledge as of the Effective Date, the Commercialization of its Compound either alone or as part of the Combination Regimens in the Field does not and will not infringe any issued patent or misappropriate any other Intellectual Property Rights of any Third Parties. 20.5 Each of GSK and SpringWorks represents and warrants to the other as of the Effective Date that, (i) no written claim of infringement of the Intellectual Property Rights of any Third Party has been made or threatened in writing, against such Party or any of its Affiliates with respect to the Development, Manufacture or Commercialization of such Party’s Compound, and (ii) there are no other judgments or settlements against or owed by such Party or to which such Party is a party or, to such Party’s knowledge, pending litigation or litigation threatened in writing, in each case in relation to such Party’s Compound. 20.6 Each Party represents and warrants to the other Party that, to its knowledge, all necessary consents, approvals and authorizations of all Regulatory Authorities and other governmental organizations or other persons required to be obtained by such Party in connection with the performance of its obligations under this Agreement have been obtained or will be obtained prior to such performance. 20.7 Each Party represents and warrants to the other Party that it shall comply with all Applicable Law of the country or other jurisdiction, or any court or agency thereof, applicable to the performance of its activities hereunder (including any activities performed by either Party pursuant to Section 8.2) or any obligation hereunder, including those pertaining to the production and handling of therapeutic drug products, such as those set forth by Regulatory Authorities, as applicable, and the applicable terms of this Agreement in the performance of its obligations hereunder. 20.8 Each Party shall comply with its respective obligations under any agreements entered into by it with a Third Party under which it is licensed any Intellectual Property Rights or Confidential Information relating to a Compound (and not to voluntarily terminate same) to the extent necessary for the other Party to receive the rights and benefits provided to it under this Agreement. 20.9 SpringWorks represents and warrants that, prior to the Effective Date, SpringWorks has provided GSK with an opportunity to review complete and correct copies of the Amended and Restated License Agreement by and among SpringWorks Subsidiary 2, Inc., Pfizer

CONFIDENTIAL Page 41 Inc., Pfizer Products Inc. and SpringWorks Therapeutics, Inc., dated July 31, 2019 (the “Pfizer Agreement”) (including any amendments thereof), except that portions of such agreement may have been redacted that do not pertain to the SpringWorks Compound or that would not otherwise reasonably impact GSK’s ability to Develop the Combination Regimen in the Field or Commercialize GSK BCMA Products as part of the Combination Regimen in the Field. SpringWorks is not aware of any material breach of the Pfizer Agreement that would give Pfizer Inc. or Pfizer Products Inc. or any of their Affiliates the right to terminate the same. 20.10 Each Party hereby represents and warrants that it has not employed or otherwise used in any capacity and will not employ or otherwise use in any capacity, the services of any person that has been Debarred in performing any activities under this Agreement or the Related Agreements and that this warranty may be relied upon in any applications to a Regulatory Authority. It is understood and agreed that this warranty imposes a continuing obligation on each Party to notify the other in writing immediately if any such Debarment occurs or comes to its attention, and each Party shall, with respect to any person so Debarred, promptly remove such person from performing in any capacity related to activities under this Agreement or the Related Agreements. 20.11 GSK DOES NOT UNDERTAKE THAT THE ACTIVITIES UNDER THE DEVELOPMENT PLAN SHALL LEAD TO ANY PARTICULAR RESULT, NOR IS THE SUCCESS OF SUCH ACTIVITIES GUARANTEED. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY USE THAT THE OTHER PARTY MAY MAKE OF THE LICENSED CLINICAL DATA NOR FOR ADVICE OR INFORMATION GIVEN IN CONNECTION THEREWITH. 20.12 EXCEPT AS EXPRESSLY PROVIDED IN THIS ARTICLE 20, NEITHER PARTY MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, WITH RESPECT TO ITS COMPOUND. 21. ANTI-CORRUPTION 21.1 Each Party agrees that it: (a) shall comply at all times with Applicable Law; (b) has not, and covenants that it shall not, in connection with the performance of this Agreement, directly or indirectly make, promise, authorize, ratify or offer to make, or request, receive, or agree to receive or take any act in furtherance of, any payment or transfer of anything of value (i) for the purpose of influencing, inducing or rewarding any act, omission or decision to secure an improper advantage; (ii) for the purpose of improperly assisting it in obtaining or retaining business; or (iii) with the purpose or effect of committing an act of bribery; and (c) warrants that it has taken reasonable measures to prevent subcontractors, agents or any other Third Parties subject to its control or determining influence from committing any of the acts described in Section 21.1(b), and for the avoidance of doubt, the activities described above shall include facilitating payments which are unofficial or improper and small payments or gifts offered or made to Government Officials to secure or expedite a routine or necessary action.

CONFIDENTIAL Page 42 21.2 Except as required by Applicable Law, or in the ordinary course of business, including audits and inspections of a Party’s facilities by Regulatory Authorities, each Party shall not contact, or otherwise knowingly meet with any Government Official for the purpose of discussing activities arising out of or in connection with this Agreement, without the prior written approval of the other Party and, when requested by the other Party, only in the presence of a designated representative of such other Party. 21.3 Each Party shall inform the other Party in writing, if, during the course of this Agreement, it is convicted of or pleads guilty to a criminal offence involving fraud or corruption, becomes the subject of any government investigation for such offenses, or is listed by any government agency as debarred, suspended, proposed for suspension or debarment, or otherwise ineligible for government programs. 21.4 SpringWorks represents and warrants that except as disclosed to GSK in writing prior to the commencement of this Agreement: (a) to its knowledge, none of their significant shareholders (>25% shareholding) or senior management have influence over GSK’s business; (b) to its knowledge, no significant shareholders (>25% shareholding), members of senior management team, members of the Board of Directors, or key individuals who will be responsible for the provision of goods / services, are currently or have been in the past [***] years a Government Official with actual or perceived influence which could affect GSK business; (c) it is not aware of any immediate relatives (e.g. spouse, parents, children or siblings) of the persons listed in the previous subsection (b) having a public or private role which involves making decisions which could affect GSK business or providing services or products to, or on behalf of GSK; (d) it does not have any other interest which directly or indirectly conflicts with its proper and ethical performance of this Agreement; and (e) it shall maintain arm’s length relations with all third parties with which it deals for or on behalf of GSK in performance of this Agreement. SpringWorks shall inform GSK in writing at the earliest possible opportunity of any conflict of interest as described in this Section 21.4 that arises during the performance of this Agreement. 21.5 GSK shall have the right [***] during the term of this Agreement to conduct an audit of SpringWorks’ books and records related to this Agreement solely as and to the extent reasonably required to monitor compliance with the terms of Article 21, provided that GSK shall be permitted to conduct more frequent audits to the extent GSK reasonably believes that SpringWorks is not complying with the terms of this Article 21 and further provided that such audits shall be conducted during normal business without unreasonable disruption to SpringWorks’ business. SpringWorks shall reasonably cooperate with such audit. The audit shall be conducted by an independent professional firm proposed by GSK and acceptable to SpringWorks. Before permitting such firm to have access to SpringWorks’ books and records, SpringWorks may require such firm and its personnel involved in such audit to sign a confidentiality agreement (save that such agreement will not prohibit transmission of information to GSK). 21.6 Each Party shall ensure that all transactions under the Agreement are properly and accurately recorded in all material respects on its books and records and each document upon which entries such books and records are based is complete and accurate in all material respects. Each Party must maintain a system of internal accounting controls reasonably designed to ensure that it maintains no off-the-books accounts. 21.7 Each Party agrees that in the event that a Party believes that there has been a possible violation of this Article 21, such Party may make full disclosure of such belief and related information at any time and for any reason to any competent government bodies and its

CONFIDENTIAL Page 43 agencies, and to whomsoever such Party determines in good faith has a legitimate need to know. 21.8 Each Party shall provide anti-bribery and anti-corruption training to all personnel, including any relevant subcontractors, of such Party who act on behalf of the other Party or interact with Government Officials during the course of any services provided to the other Party in connection with this Agreement. Each Party shall provide the other Party the opportunity to evaluate the training to determine whether it abides by the evaluating Party’s standards and shall conduct additional training, as requested by the evaluating Party. Each Party, upon request by the other Party, shall certify in writing that the anti-bribery and anti- corruption training has taken place. 21.9 Each Party shall be entitled to terminate this Agreement immediately on written notice to the other Party if such other Party is in breach of this Article 21. The breaching Party shall have no claim against the non-breaching Party for compensation for any loss of whatever nature by virtue of the termination of this Agreement in accordance with this Section 21.9. 22. INDEMNIFICATION. 22.1 Indemnification by GSK. GSK agrees to defend, indemnify and hold harmless SpringWorks, its Affiliates, and its and their employees, directors, subcontractors and agents from and against any loss, damage, reasonable costs and expense (including reasonable legal expenses, including attorneys’ fees and expenses) incurred in connection with any claim, proceeding, or action by a Third Party (a “Liability”) arising out of this Agreement to the extent such Liability (a) is directly caused by (i) the negligence or wilful misconduct on the part of GSK (or any of its Affiliates, or its and their employees, directors, subcontractors or agents); or (ii) a breach on the part of GSK of any of its representations and warranties or any other covenants or obligations of GSK under this Agreement; or (b) is determined to be solely attributable to the GSK BCMA Product. 22.2 Indemnification by SpringWorks. SpringWorks agrees to defend, indemnify and hold harmless GSK, its Affiliates, and its and their employees, directors, subcontractors and agents from and against any Liability arising out of this Agreement to the extent such Liability (a) is directly caused by (i) the negligence or wilful misconduct on the part of SpringWorks (or any of its Affiliates, or its and their employees, directors, subcontractors or agents); or (ii) a breach on the part of SpringWorks of any of its representations and warranties or any other covenants or obligations of SpringWorks under this Agreement; or (b) is determined to be solely attributable to the SpringWorks Compound. 22.3 Procedure. The obligations of GSK and SpringWorks under this Article 22 are conditioned upon the delivery of written notice to the relevant indemnifying Party of any potential Liability within a reasonable time after the indemnified Party becomes aware of such potential Liability. The indemnifying Party will have the right to assume the defense of any suit or claim related to the Liability if it has assumed responsibility for the suit or claim in writing and the indemnified Party shall provide reasonable assistance to the indemnifying Party, at the indemnifying Party’s expense, in the investigation of, preparation for and defense of any such suit or claim. The indemnified Party may participate in (but not control) the defense thereof at its sole cost and expense. The Party controlling such defense shall keep the other Party advised of the status of such action, suit, proceeding or claim and the defense thereof. The Party controlling the defense shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the other Party, which shall not be unreasonably withheld. The controlling

CONFIDENTIAL Page 44 Party, but solely to the extent it is also the indemnifying Party, shall not agree to any settlement of such action, suit, proceeding or claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the non-controlling Party from all liability with respect thereto or that imposes any liability or obligation on the non-controlling Party without the prior written consent of the non-controlling Party. 22.4 Notwithstanding the provisions of Section 22.3, in the event that the Parties cannot agree as to the application of Sections 22.1 or 22.2 regarding any particular Liability, the Parties may conduct separate defenses of any suit or claim related to such Liability. Each Party further reserves the right to claim indemnity from the other in accordance with Sections 22.1 or 22.2, as applicable, upon resolution of the underlying claim. 23. LIMITATION OF LIABILITY 23.1 OTHER THAN WITH RESPECT TO THE OBLIGATIONS OF EITHER PARTY UNDER ARTICLES 14 (CONFIDENTIALITY) AND 15 (DATA PROTECTION) AND/OR A PARTY’S INDEMNIFICATION OBLIGATIONS HEREUNDER: IN NO EVENT SHALL EITHER PARTY (OR ANY OF ITS AFFILIATES, SUBLICENSEES OR SUBCONTRACTORS) BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, PUNITIVE OR CONSEQUENTIAL OR SPECIAL DAMAGES (INCLUDING LOST PROFITS OR DAMAGES FOR LOST OPPORTUNITIES), WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE, ARISING OUT OF OR RELATING TO (x) THE MANUFACTURE, USE OR SALE OF ANY COMPOUND SUPPLIED HEREUNDER OR (y) ANY BREACH OF OR FAILURE TO PERFORM ANY OF THE PROVISIONS OF THIS AGREEMENT OR ANY REPRESENTATION OR WARRANTY CONTAINED IN OR MADE PURSUANT TO THIS AGREEMENT;. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NEITHER PARTY EXCLUDES OR LIMITS ITS LIABILITY FOR FRAUD, DEATH OR PERSONAL INJURY CAUSED BY ITS NEGLIGENCE OR THAT OF ITS AFFILIATES, AND ITS AND THEIR EMPLOYEES, DIRECTORS, SUBCONTRACTORS AND AGENTS, WILFUL MISCONDUCT, GROSS NEGLIGENCE, INTENTIONAL DEFAULT OR ANY LOSSES TO THE EXTENT NOT CAPABLE OF BEING EXCLUDED OR LIMITED BY LAW. 24. TERM AND TERMINATION. 24.1 The term of this Agreement shall commence on the Effective Date and shall continue in full force and effect, unless earlier terminated by either Party pursuant to this Article 24 (the “Term”). 24.2 Either Party may, subject to the provisions of this Section 24.2, immediately terminate this Agreement if there is an uncured material breach of this Agreement by the other Party. To exercise its termination rights under this Section 24.2, the non-breaching Party shall provide the breaching Party with written notice, which notice will, in each case (i) expressly reference this Section 24.2, (ii) reasonably describe the alleged breach which is the basis of such termination, and (iii) clearly state the non-breaching Party’s intent to terminate this Agreement if the alleged breach is not cured within the applicable cure period. If such breaching Party, upon receiving such written notice identifying such material breach in reasonable detail, fails to cure such material breach within (a) [***] days after receipt of written notice thereof from the non-breaching Party with respect to any breach of any payment obligation under this Agreement and (b) [***] days’ after receipt of written notice

CONFIDENTIAL Page 45 thereof from the non-breaching Party with respect to any other breach (or if a breach (other than a payment breach) is curable but cannot reasonably be cured within such [***] day period, then within such reasonable period thereafter as is required to cure such breach), then this Agreement shall terminate unless there is a good faith dispute with respect to the existence of a material breach or whether such material breach has been cured, and if such alleged breach or failure to cure is contested in good faith by the alleged breaching Party in writing within [***] days of the delivery of the breach notice, then the dispute resolution procedure pursuant to Section 30.2, may be initiated by either Party to determine whether a material breach or a failure to cure has actually occurred. If either Party so initiates the dispute resolution procedure, then the applicable cure period (and the corresponding termination of this Agreement, in whole or in part), shall be tolled until such time as the dispute is resolved pursuant to Section 30.2. 24.3 Either Party may terminate this Agreement if, at any time, the other Party files in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of such other Party or of such other Party’s assets, or if the other Party proposes a written agreement of composition or extension of its debts, or if the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed or stayed within [***] days after the filing thereof, or if the other Party will propose or be a party to any dissolution or liquidation, or if the other Party shall make an assignment for the benefit of its creditors. 24.4 GSK may, upon [***] days’ prior written notice to SpringWorks, unilaterally terminate this Agreement without cause, in which event this Agreement shall remain in full force and effect until the effective date of such termination. 24.5 GSK may terminate this Agreement (in whole or in part on a country-by-country basis) immediately (after meeting and discussing with SpringWorks) upon written notice to SpringWorks if GSK determines in good faith, based on a review of the Clinical Data or other available information, that termination is necessary to protect the safety, health or welfare of subjects enrolled in any Clinical Study conducted under the Development Plan due to the existence of a Material Safety Issue. SpringWorks may terminate this Agreement (in whole or in part on a country-by-country basis) immediately (after meeting and discussing with GSK) upon written notice to GSK if SpringWorks determines in good faith, based on a review of the Clinical Data or other available information, that termination is necessary to protect the safety, health or welfare of subjects enrolled in any Clinical Study conducted under the Development Plan due to the existence of a Material Safety Issue with respect to the SpringWorks Compound and as a result of such Material Safety Issue SpringWorks is ceasing all development of the SpringWorks Compound in the Field, including development outside of this Agreement. In the event of a termination due to a Material Safety Issue, prior to provision of notice by the terminating Party, the Parties shall, to the extent practicable, meet and discuss in good faith the safety concerns raised by the terminating Party, but if any dispute arises in such discussion, the dispute resolution processes set forth in Article 30 shall not apply and the terminating Party shall have the right to issue such notice and such termination shall take effect. 24.6 If a Clinical Hold with respect to either the GSK BCMA Product or the SpringWorks Compound arises at any time during the Term, the Parties will meet and discuss the basis for the Clinical Hold, how long the Clinical Hold is expected to last, and how the issue that caused the Clinical Hold might be addressed. If, after [***] days of discussions following the Clinical Hold with respect to either Party’s Compound, either Party reasonably

CONFIDENTIAL Page 46 concludes that the issue adversely impacts the activities under the Development Plan and is not solvable or that unacceptable and material additional costs/delays have been and/or will continue to be incurred in the conduct of the activities under the Development Plan, then such Party may immediately terminate this Agreement. 25. EFFECT OF TERMINATION. 25.1 Termination or expiration of this Agreement shall be without prejudice to any claim or right of action of either Party against the other Party for any prior breach of this Agreement. 25.2 Upon termination of this Agreement for any reason: (a) Except as otherwise set forth in this Article 25, as of the effective date of such termination, all rights and obligations of the Parties under this Agreement will terminate. (b) Each receiving Party shall, upon request by the disclosing Party, immediately destroy or return all of the other Party’s Confidential Information in its possession (except to the extent such information is the Confidential Information of both Parties or to the extent that it is necessary for the receiving Party to have a continuing right to use the Confidential Information in accordance with the exercise of its rights or performance of its obligations under this Agreement post such termination). Each Party shall be entitled to retain one (1) copy of the other Party’s Confidential Information solely for record-keeping purposes; provided that a Party shall not be required to destroy electronic files containing Confidential Information that are made in the ordinary course of its business information back- up procedures pursuant to its electronic record retention and destruction practices that apply to its own general electronic files and information. (c) In the event the effective date of termination is prior to [***]: (i) where GSK terminates under Sections 24.2 or Section 24.3: (A) GSK’s rights under Section 2 and Section 7.5 shall continue and GSK’s remaining payment obligations under Sections 13.2-13.5 shall continue; provided that, if such termination was as a result of SpringWorks’ breach of Section 4.3, Section 7.1, Section 8.2 or Section 12.3, the amount of each of GSK’s remaining payment obligations under Sections 13.2-13.5 shall continue but shall be reduced by [***]%; and (B) SpringWorks shall continue to supply, or cause to be supplied, at its sole cost and expense, cGMP-grade quantities of SpringWorks Compound in such quantities, formulations and dosages reasonably requested by GSK in order to complete any Clinical Study under the Development Plan that is ongoing at the effective date of such termination. (ii) where the Agreement is terminated for any reason other than by GSK under Sections 24.2 or Section 24.3: (A) GSK shall, at SpringWorks’ sole discretion, promptly either return or destroy all unused SpringWorks Compound in GSK’s

CONFIDENTIAL Page 47 possession or control pursuant to SpringWorks’ instructions, subject to GSK’s rights under Section 25.2(c)(ii)(B). If SpringWorks requests that GSK destroy the unused SpringWorks Compound, GSK shall provide written certification of such destruction and written notification of the quantity of SpringWorks Compound destroyed; and (B) the Parties shall use reasonable efforts to wind down activities under this Agreement in a reasonable manner, provided that (i) the Parties shall work together in good faith to ensure that each Party is able to comply with any ongoing regulatory or other obligations (including regulatory reporting obligations, clinical site and investigator communications) under Applicable Law relating to its Compound or the Combination Regimens, as the case may be, and (ii) GSK may continue to dose subjects enrolled in any Clinical Study conducted under the Development Plan through completion of such Clinical Study if dosing is required by the applicable Regulatory Authority(ies), ethical approvals, the applicable protocol or Applicable Law, in which case SpringWorks shall continue to supply SpringWorks Compound in accordance with Article 12 until such dosing is complete; and in each case (A) and (B) the provisions of Section 2 and Section 7.5 shall only survive for such period and to such extent as reasonably necessary to complete wind-down activities contemplated hereby. (d) In the event the effective date of termination is after [***]: (i) where GSK terminates under Sections 24.2 or Section 24.3, GSK’s rights under Section 2 and Section 7.5 shall continue and GSK’s remaining payment obligations under Sections 13.2-13.5 shall continue; provided that, if such termination was as a result of SpringWorks’ breach of Section 4.3, Section 7.1, Section 8.2 or Section 12.3, the amount of each of GSK’s remaining payment obligations under Sections 13.2-13.5 shall continue but shall be reduced by [***]%; and (ii) where the Agreement is terminated for any reason other than as set forth in subsection (i) directly above, GSK’s rights under Section 2 and Section 7.5 shall continue and all of GSK’s payment obligations under Sections 13.2- 13.5 shall continue pursuant to the terms of Sections 13.2-13.5. (e) Notwithstanding the foregoing, if this Agreement is terminated in part with respect to a particular country, then the effects of termination will be limited to such country. 25.3 The provisions of Sections 2.6 (Bankruptcy) and Articles 1 (Definitions), 14 (Confidentiality), 15 (Data Protection), 16 (Clinical Data Ownership & Use), 17 (Intellectual Property), 18 (Publications), 19 (Use of Name), 20 (Representations and Warranties; Disclaimers), 22 (Indemnification), 23 (Limitation of Liability), 25 (Effect of Expiry or Termination), 26 (Force Majeure), 27 (Entire Agreement; Modification), 28 (Assignment), 29 (Severability), 30 (Governing Law; Dispute Resolution and Jurisdiction),

CONFIDENTIAL Page 48 31 (Notices), 32 (No Waiver), 33 (Further Assurance), 34 (No Benefit to Third Parties), 35 (Relationship of the Parties) and 37 (Construction) shall survive the termination of this Agreement. Sections 2 (License Grants), 7.5 (Right of Reference) and 13 (Financial Provisions) shall survive the termination of this Agreement to the extent specified in Section 25.2(c), 25.2(d) and/or 25.2(e). 26. FORCE MAJEURE. If in the performance of this Agreement, one of the Parties is prevented, hindered or delayed by reason of any cause beyond such Party’s reasonable control (e.g., war, riots, fire, strike, governmental laws), such Party shall be excused from such performance to the extent that it is necessarily prevented, hindered or delayed (“Force Majeure”). The non-performing Party will use reasonable efforts to notify the other Party of such Force Majeure within [***] days after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance will be of no greater scope and no longer duration than is necessary and the non-performing Party will use Commercially Reasonable Efforts to remedy its inability to perform. If the period of any resulting delay or hindrance to such Party’s performance of its obligations, or non-performance thereof, continues for [***] days, the other Party may terminate this Agreement immediately upon written notice to the non-performing Party. 27. ENTIRE AGREEMENT; MODIFICATION. With effect from the Effective Date, this Agreement amends, restates and supersedes in its entirety the Original Agreement, provided, however that the foregoing shall in no event limit the applicable Parties’ rights and obligations that have accrued under the Original Agreement prior to the Effective Date. The Parties agree that, from the Effective Date, the Sub-Study shall be governed by this Agreement and the Original Agreement shall be of no further legal force or effect, save as amended and restated in this Agreement. This Agreement, together with the Stock Purchase Agreement, Clinical Quality Agreement and the Pharmacovigilance Agreement, constitutes the sole, full, final, complete and exclusive agreement by and between the Parties with respect to the subject matter of this Agreement, and all prior agreements, understandings, promises and representations, whether written or oral, with respect thereto are superseded by this Agreement. No amendments, changes, additions, deletions or modifications to or of this Agreement shall be valid unless reduced to writing and duly executed by authorized representatives of the Parties hereto. 28. ASSIGNMENT. Neither Party shall assign or transfer its rights or obligations under this Agreement in part or in whole without the prior written consent of the other Party; provided, however, that (a) either Party may assign this Agreement, without the other Party’s consent, to (i) one or more of its Affiliates, (ii) a Third Party in a connection with a Change of Control of the assigning Party or (iii) to a Third Party that acquires all the rights of the assigning Party to the GSK BCMA Product, in the case of GSK, or the SpringWorks Compound, in the case of SpringWorks; and (b) any and all rights and obligations of either Party may be exercised or performed by its Affiliates, provided that such Affiliates agree to be bound by this Agreement. If this Agreement is assigned or transferred to an Affiliate, the assigning/transferring Party shall remain jointly and severally liable with the assignee/transferee Affiliate for the assigned rights and obligations. Any assignment or

CONFIDENTIAL Page 49 attempted assignment by any Party in violation of the terms of this Article 28 shall be null and void and of no legal effect. 29. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision. The illegal, invalid or unenforceable provision (or such part of such provision) shall be severed from this Agreement, and the Parties shall negotiate in good faith to agree upon a reasonable provision that is legal, valid and enforceable to carry out as nearly as practicable the original intention of the entire Agreement. 30. GOVERNING LAW, DISPUTE RESOLUTION AND JURISDICTION. 30.1 Governing Law. This Agreement shall be governed and construed in accordance with the substantive laws of the State of New York, without giving effect to its choice of law principles. 30.2 Dispute Resolution and Jurisdiction. (a) Subject to the other terms of this Agreement, the Parties agree that any dispute arising out of or relating to this Agreement (each, a “Dispute”) shall be resolved solely by means of the procedures set forth in this Section 30.2 prior to a Party exercising any other remedy permitted by this Agreement (other than seeking injunctive relief), and that such procedures constitute legally binding obligations that are an essential provision of this Agreement. If either Party fails to observe the procedures of this Section 30.2, the other Party may bring an action for specific performance of these procedures in any court of competent jurisdiction. (b) Negotiation. The Parties shall endeavor to resolve in good faith any Disputes arising from or relating to the subject matter of this Agreement, failing which either Party may submit such Dispute for resolution to appropriate senior management of SpringWorks and GSK. If such senior management representatives are unable to resolve such Dispute within [***] days after such conflict is submitted to them for resolution, either Party may refer the Dispute for mediation as set forth in Section 30.2(c). (c) Mediation. If the Parties are unable to resolve a Dispute arising out of or relating to this Agreement through the negotiation procedures set forth in Section 30.2(b), then at the end of such [***] day period, the Parties agree that they shall submit such Dispute for confidential mediation under the CPR Mediation Procedure then in effect at the start of mediation (the “CPR”). Unless otherwise agreed, the Parties shall select a mediator from the CPR panel of mediators. If the Parties cannot agree, they will defer to the CPR to select a mediator. The cost of the mediator shall be borne equally by the Parties. Any Dispute not resolved within [***] days (or within such other time period as may be agreed to by the Parties in writing) after appointment of a mediator shall be finally resolved by arbitration pursuant to Section 30.2(b). (d) Arbitration. If the Parties are unable to resolve a Dispute arising out of or relating to this Agreement through the negotiation procedures set forth in Section 30.2(b) and the mediation procedures set forth in Section 30.2(c) within the timeframes set

CONFIDENTIAL Page 50 forth in such Sections, the Parties agree that they shall submit such Dispute for final settlement via binding arbitration. The arbitration shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the Parties, but need not be under the auspices of the American Arbitration Association, and heard before a single arbitrator as selected in accordance with the Commercial Arbitration Rules. Such arbitration will be held in New York, New York and shall be conducted in English. Each Party shall be responsible for its own expenses in connection therewith; provided that, upon the rendering of the arbitration award, the non-prevailing party shall reimburse the prevailing Party for the arbitration fees. The Parties hereby submit to the non- exclusive jurisdiction of the United States District Court for the Southern District of New York for the limited purpose of enforcing this Agreement to arbitrate. The arbitration award shall be final and binding, and judgment over the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant Party and its assets. (e) Confidentiality. The arbitration proceeding shall be confidential and the arbitrators shall issue appropriate protective orders to safeguard each Party’s Confidential Information. Except as required by Applicable Law, no Party shall make (or instruct the arbitrators to make) any public announcement with respect to the proceedings or decision of the arbitrators without prior written consent of the other Party. The existence of any dispute submitted to arbitration, and any award shall be kept in confidence by the Parties and the arbitrators, except as required in connection with the enforcement of such award or as otherwise required by Applicable Law. Notwithstanding the foregoing, each Party shall have the right to disclose information regarding the arbitration proceeding to the same extent as it may disclose Confidential Information of the other Party under Article 13 above. (f) Patent Disputes. Notwithstanding the other provisions of this Section 30.2, any dispute, controversy or claim relating to the validity, scope, enforceability, inventorship, or ownership of intellectual property rights shall be submitted to a court of competent jurisdiction in the country in which such intellectual property rights were granted or arose. 30.3 Injunctive or Other Equitable Relief. Nothing contained in this Agreement shall deny either Party the right to seek injunctive or other equitable relief or interim or provisional relief from any court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during any arbitration if necessary in order to prevent irreparable harm, loss or damage, protect the interests of such Party or to preserve the status quo pending the arbitration proceeding, and such an action may be filed or maintained notwithstanding any ongoing discussions between the Parties. For the avoidance of doubt, the other Party shall have the right to seek injunctive or other equitable relief precluding the other Party from continuing its activities related to the Sub-Study without waiting for the conclusion of the dispute resolution procedures set out in this Article 30 if either Party (i) discloses Confidential Information of the other Party other than as permitted under this Agreement, (ii) uses the other Party’s Compound or Intellectual Property Rights in any manner other than as expressly permitted by this Agreement, or (iii) otherwise is in material breach of this Agreement and such material breach could cause immediate harm to the value of the GSK BCMA Product (if SpringWorks is in material breach) or the SpringWorks Compound (if GSK is in material breach).

CONFIDENTIAL Page 51 31. NOTICES. All notices or other communications that are required or permitted hereunder shall be in writing and delivered by internationally-recognized overnight courier addressed as follows: If to GSK, to: [***] With a copy to [***] If to SpringWorks, to: [***] With copies to: [***] Any such communication shall be deemed to have been received when delivered to the recipient, if sent before [***] on a Business Day in the recipient’s jurisdiction, or at [***] on the next Business Day in the recipient’s jurisdiction, if sent after [***] or not on a Business Day. It is understood and agreed that this Article 31 is not intended to govern the day-to-day business communications necessary between the Parties in performing their duties, in due course, under the terms of this Agreement. 32. NO WAIVER. It is agreed that no waiver by a Party of any breach or default of any of the covenants or agreements set forth herein shall be deemed a waiver as to any subsequent and/or similar breach or default. 33. FURTHER ASSURANCE. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in order to perfect any license, assignment or other transfer or any properties or rights under, or pursuant, to this Agreement. 34. NO BENEFIT TO THIRD PARTIES. The representations, warranties and agreements set forth in this Agreement for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other Parties. 35. RELATIONSHIP OF THE PARTIES. The relationship between the Parties is and shall be that of independent contractors, and does not and shall not constitute a partnership, joint venture, agency or fiduciary relationship. Neither Party shall have the authority to make any statements, representations

CONFIDENTIAL Page 52 or commitments of any kind, or take any actions, for or on behalf of the other Party, except with the prior written consent of the other Party to do so. All persons employed by a Party will be the employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party. 36. COUNTERPARTS AND DUE EXECUTION. This Agreement and any amendment may be executed in two (2) or more counterparts (including by way of electronic transmission (e.g. PDF)), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, notwithstanding any electronic transmission, storage and printing of copies of this Agreement from computers or printers and such signatures shall be deemed to bind each Party hereto as if they were original signatures. When executed by the Parties, this Agreement shall constitute an original instrument, notwithstanding any electronic transmission, storage and printing of copies of this Agreement from computers or printers. For clarity, signatures transmitted via PDF shall be treated as original signatures. 37. CONSTRUCTION. Except where the context otherwise requires, wherever used, the singular will include the plural, the plural the singular, the use of any gender will be applicable to all genders, the word “or” is used in the inclusive sense (and/or), and the words “will” and “shall” are synonymous to indicate an obligation. Whenever this Agreement refers to a particular statute or regulation, such reference shall include all rules and regulations promulgated thereunder and any successor statute, rules or regulations then in effect, in each case including the then-current amendments thereto. Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The captions of this Agreement are for convenience of reference only and in no way, define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used herein shall be deemed to be followed by the phrase “without limitation” or like expression. The term “will” as used herein means shall. References to “Article,” “Section” or “Appendix” are references to the numbered sections of this Agreement and the appendices attached to this Agreement, unless expressly stated otherwise. Except where the context otherwise requires, references to this “Agreement” shall include the appendices attached to this Agreement. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction will be applied against either Party hereto. [Signature page follows.]

CONFIDENTIAL [SIGNATURE PAGE] IN WITNESS WHEREOF, the respective representatives of the Parties have executed this Agreement as of the Effective Date. GLAXOSMITHKLINE INTELLECTUAL PROPERTY DEVELOPMENT LIMITED By: /s/ Paul Money___________________ Name: Paul Money Title: Authorised Signatory, representing Glaxo Group Limited, Corporate Director

CONFIDENTIAL [SIGNATURE PAGE] SPRINGWORKS THERAPEUTICS, INC. By: /s/ Saqib Islam______________________ Name: Saqib Islam Title: Chief Executive Officer

CONFIDENTIAL Schedule 3.1 INITIAL DEVELOPMENT PLAN [***]

CONFIDENTIAL Schedule 12.2 SpringWorks Back-Up Supplier [***]

CONFIDENTIAL Schedule 13.5 Invoicing and Bank Details Instructions [***]

CONFIDENTIAL Appendix A SUPPLY OF COMPOUND [***]

Appendix B PRESS RELEASE [See Attached]

SpringWorks Announces Expansion of Global, Non-Exclusive Collaboration with GSK for Nirogacestat in Combination with Blenrep in Patients with Multiple Myeloma - SpringWorks to Receive $75 Million Equity Investment with Potential for an Additional $550 Million in Milestone Payments - - SpringWorks to Supply Nirogacestat for GSK’s Global Blenrep Development Program and to Make Nirogacestat Commercially Available in Markets where a Combination with Blenrep is Approved - - SpringWorks to Continue Retaining Full Global Commercial Rights to Nirogacestat - STAMFORD, Conn., [September 7], 2022 – SpringWorks Therapeutics, Inc. (Nasdaq: SWTX), a clinical-stage biopharmaceutical company focused on developing life-changing medicines for patients with severe rare diseases and cancer, today announced that it has entered into an expanded global, non-exclusive license and collaboration agreement with GSK plc (LSE/NYSE: GSK) for nirogacestat, SpringWorks’ investigational oral gamma secretase inhibitor, in combination with Blenrep (belantamab mafodotin-blmf), GSK’s antibody-drug conjugate targeting B-cell maturation antigen (BCMA). Under the terms of the expanded agreement, SpringWorks will receive a $75 million equity investment from GSK, with shares of common stock priced at a premium to the 30-day volume-weighted average share price on [insert date]. SpringWorks will also be eligible to receive up to $550 million in additional payments based on reaching certain development and commercial milestones. SpringWorks will retain full commercial rights to nirogacestat and will be responsible for global commercialization of nirogacestat. “We are very pleased to expand our relationship with GSK to enable potential additional studies of Blenrep and nirogacestat,” said Saqib Islam, Chief Executive Officer of SpringWorks. “Our goal is to maximize the clinical impact of nirogacestat as a potentiator of BCMA targeted therapies and today’s announcement advances our opportunity to serve patients with multiple myeloma across lines of therapy.” “We look forward to continuing our relationship with SpringWorks for the potential expanded development of Blenrep with nirogacestat and are encouraged by the early clinical data emerging from the combination,” said Hesham A. Abdullah, M.D., M.Sc., Senior Vice President, Global Head of Oncology Development at GSK. “Blenrep in combination with novel therapies, such as nirogacestat, could prove to be an impactful therapeutic option for patients with multiple myeloma, as these combination regimens may further optimize the benefit-risk profile of Blenrep, especially in earlier lines of therapy.” SpringWorks and GSK first entered into a clinical trial collaboration and supply agreement in June 2019, later amended in October 2021, to cover the initial clinical development of nirogacestat in combination with Blenrep in patients with relapsed or refractory multiple myeloma. The new agreement expands the original collaboration to include the potential for continued development and commercialization of the combination of nirogacestat and Blenrep in earlier lines of treatment, including newly diagnosed multiple myeloma. SpringWorks and GSK will expand their previously established governance structures to add a new Joint Steering Committee and Joint Commercialization Committee to their existing Joint Development Committee. GSK will continue funding all development costs, except for those related to the supply of nirogacestat and certain expenses related to intellectual property rights. About SpringWorks Therapeutics

SpringWorks is a clinical-stage biopharmaceutical company applying a precision medicine approach to acquiring, developing and commercializing life-changing medicines for patients living with severe rare diseases and cancer. SpringWorks has a differentiated targeted oncology pipeline spanning solid tumors and hematological cancers, including two potentially registrational clinical trials in rare tumor types as well as several programs addressing highly prevalent, genetically defined cancers. SpringWorks’ strategic approach and operational excellence in clinical development have enabled it to rapidly advance its two lead product candidates into late-stage clinical trials while simultaneously entering into multiple shared-value partnerships with innovators in industry and academia to unlock the full potential for its portfolio and create more solutions for patients with cancer. For more information, visit www.springworkstx.com and follow @SpringWorksTx on Twitter and LinkedIn. SpringWorks Forward-Looking Statements This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, relating to our business, operations, and financial conditions, including, but not limited to, current beliefs, expectations and assumptions regarding our expanded global, non-exclusive clinical collaboration and license agreement with GSK plc, the future of our business, future plans and strategies, our development plans, our preclinical and clinical results, as well as relating to other future conditions. Words such as, but not limited to, “look forward to,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “would,” “should” and “could,” and similar expressions or words, identify forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks relating to: (i) the success and timing of our product development activities, including the initiation and completion of SpringWorks’ clinical trials, (ii) the fact that topline or interim data from clinical studies may not be predictive of the final or more detailed results of such study, or the results of other ongoing or future studies, (iii) the success and timing of our collaboration partners’ ongoing and planned clinical trials, (iv) the timing of our planned regulatory submissions and interactions, including the NDA for nirogacestat planned for the second half of 2022 and the timing and outcome of decisions made by the U.S. Food and Drug Administration (FDA) and other regulatory authorities, investigational review boards at clinical trial sites and publication review bodies; (v) whether FDA or other regulatory authorities will require additional information or further studies, or may fail or refuse to approve or may delay approval of our drug candidates, (vi) our ability to obtain and maintain regulatory approval of any of our product candidates, (vii) our plans to research, discover and develop additional product candidates, (viii) our ability to enter into collaborations for the development of new product candidates, (ix) our ability to establish manufacturing capabilities, and our and our collaboration partners’ abilities to manufacture our product candidates and scale production, (x) our ability to meet any specific milestones set forth herein, (xi) our expectations regarding the anticipated benefits from our expanded global, non-exclusive clinical collaboration and license agreement with GSK plc and (xii) uncertainties and assumptions regarding the impact of the COVID-19 pandemic on SpringWorks’ business, operations, clinical trials, supply chain, strategy, goals and anticipated timelines. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. Although we believe the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. For further information regarding the risks, uncertainties and other factors that may cause differences between SpringWorks’ expectations and actual results, you should review the “Risk Factors” in Item 1A of Part I of SpringWorks’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, as well as discussions of potential risks, uncertainties and other important factors in SpringWorks’ subsequent filings. # # # Contacts: Kim Diamond Vice President, Communications and Investor Relations Phone: 203-561-1646 Email: kdiamond@springworkstx.com Samantha Hilson Sandler Director, Investor Relations Phone: 203-461-5501 Email: samantha.sandler@springworkstx.com